EXHIBIT 2.1


                            ASSET PURCHASE AGREEMENT

                                   DATED AS OF

                                  JULY 30, 1999

                                     BETWEEN

                         MARKER INTERNATIONAL, AS SELLER

                                       AND

                       MARKER INTERNATIONAL GMBH, AS BUYER

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                                TABLE OF CONTENTS

                                                                          PAGE

                                 R E C I T A L S

                                    ARTICLE I

                                   DEFINITIONS

1.1    Definitions...........................................................2

                                   ARTICLE II

                    SALE OF ASSETS, ASSUMPTION OF LIABILITIES

2.1    Purchase and Sale of Assets..........................................15
2.2    ASSUMPTION OF CERTAIN LIABILITIES....................................17
2.3    Purchase Price.......................................................19
2.4    Capitalization.......................................................19

                                   ARTICLE III

                                     CLOSING

3.1    Closing..............................................................19
3.2    Items to be Delivered at the Closing By Seller.......................20
3.3    Items to be Delivered at the Closing by Buyer........................20

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

4.1    Organization and Related Matters; Investment Act.....................21
4.2    Equity Securities....................................................22
4.3    Financial Statements; Changes; Contingencies.........................22
4.4    Tax and Other Returns and Reports....................................24
4.5    Material Contracts TC................................................25
4.6    Condition of Property; Leases........................................25
4.7    Intangible Property..................................................27
4.8    Authorization; No Conflicts..........................................28
4.9    Legal Proceedings and Certain Labor Matters..........................28
4.10   Minute Books.........................................................29
4.11   Accounting Records; Internal Controls................................29
4.12   Insurance............................................................30
4.13   Permits..............................................................30
4.14   Compliance with Law..................................................30
4.15   Dividends and Other Distributions....................................31
4.16   Employee Benefits....................................................31
4.17   Certain Interests....................................................34
4.18   Intercompany Transactions............................................34
4.19   No Brokers or Finders................................................34
4.20   Accuracy of Information..............................................35
4.21   Inventories..........................................................35
4.22   Accounts Receivables.................................................36
4.23   Customers and Suppliers..............................................36
4.24   Environmental Compliance.............................................36
4.25   Powers of Attorney...................................................37
4.26   Restructuring Documents..............................................37
4.27   Equity Lockup Agreement..............................................37
4.28   Year 2000 Problems...................................................37
4.29   Government Filings...................................................38
4.30   SEC Filings..........................................................38

                                    ARTICLE V

5.1    Organization and Related Matters.....................................38
5.2    Authorization........................................................39
5.3    No Conflicts.........................................................39
5.4    No Brokers or Finders................................................39
5.5    Legal Proceedings....................................................39
5.6    Capitalization of Buyer..............................................39

                                   ARTICLE VI

                   COVENANTS WITH RESPECT TO CONDUCT OF SELLER

6.1    Access................................................................40
6.2    Material Adverse Changes; Reports; Financial Statements...............41
6.3    Conduct of Business...................................................41
6.4    Notification of Certain Matters.......................................44
6.5    Permits, Orders and Approvals.........................................44
6.6    Preservation of Business Prior to Closing Date........................45
6.7    Government Filings....................................................45
6.8    Chapter 11 Case.......................................................45
6.9    Inconsistent Agreements...............................................46
6.10   Employee Benefit Plans................................................47
6.11   Repair of Damage; Condemnation........................................47
6.12   Corporate Name........................................................48
6.13   Post Signing Lockup Documents.........................................48

                                   ARTICLE VII

                         ADDITIONAL CONTINUING COVENANTS

7.1    Tax Matters...........................................................48
7.2    Employment Matters....................................................49
7.3    Certain Notices.......................................................49
7.4    Investment Act Covenants..............................................49
7.5    Tax Cooperation (Buyer)...............................................50
7.6    Insurance.............................................................50
7.7    Tax Election..........................................................51
7.8    Certain Advances......................................................51
7.9    Operating Agreement...................................................52

                                  ARTICLE VIII

                             CONDITIONS OF PURCHASE

8.1    General Conditions....................................................52
8.2    Conditions to Obligations of Buyer....................................52
8.3    Conditions to Obligations of Seller...................................58

                                   ARTICLE IX

                      TERMINATION OF OBLIGATIONS; SURVIVAL

9.1    Termination of Agreement..............................................59
9.2    Effect of Termination.................................................60
9.3    Survival of Representations and Warranties............................61

                                    ARTICLE X

                                 INDEMNIFICATION

10.1   Obligations of Seller.................................................61
10.2   Obligations of Buyer..................................................62
10.3   Limitations on Seller's Indemnification Obligations...................62
10.4   Procedure.............................................................64
10.5   Survival..............................................................67
10.6   Notice by Seller......................................................67

                                   ARTICLE XI

                                     GENERAL

11.1   Amendments; Waivers...................................................67
11.2   Schedules; Exhibits; Integration......................................67
11.3   Best Efforts; Further Assurances......................................68
11.4   Governing Law.........................................................68
11.5   No Assignment.........................................................69
11.6   Headings..............................................................69
11.7   Counterparts..........................................................69
11.8   Publicity and Reports.................................................69
11.9   Confidentiality.......................................................70
11.10  Investment Representation.............................................70
11.11  Parties in Interest...................................................70
11.12  Performance by Subsidiaries...........................................70
11.13  Notices...............................................................71
11.14  Expenses..............................................................72
11.15  Remedies; Waiver......................................................73
11.16  Knowledge Convention..................................................73
11.17  Representation By Counsel; Interpretation.............................73
11.18  Specific Performance..................................................73
11.19  Severability..........................................................74
11.20  No Consequential Damages..............................................74
11.21  Effectiveness.........................................................74

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EXHIBITS

  Exhibit A       Form of Bill of Sale and Assignment and Assumption Agreement
  Exhibit B       [Intentionally Omitted]
  Exhibit C       Form of Operating Agreement
  Exhibit D       Form of Stroock & Stroock & Lavan LLP Opinion
  Exhibit D-1     Form of Prince, Yeates & Geldzahler, P.C. Opinion
  Exhibit E       Form of O'Melveny & Myers LLP Opinion
  Exhibit E-1     Form of Swiss Counsel Opinion
  Exhibit F-1     Form of Equity Lockup Agreement
  Exhibit F-2     Form of German Bank Lockup Agreement
  Exhibit F-3     Form of Isomura Lockup Agreement
  Exhibit F-4     Form of Zion Lockup Agreement
  Exhibit F-5     Form of First Security Lockup Agreement
  Exhibit F-6     Form of FX Lockup Agreement
  Exhibit G       [Intentionally Omitted]
  Exhibit H       Form of No Enforcement Request


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SCHEDULES

     Schedule 1.1C            Claims Schedule
     Schedule 1.1P(i)         Permitted Encumbrances
     Schedule 1.1P(ii)        Permitted Exceptions
     Schedule 1.1P(iii)       Products
     Schedule 2.1(a)          Purchased Assets
     Schedule 2.1(a)(viii)    Payments; Distributions
     Schedule 2.1(b)          Excluded Assets
     Schedule 2.2(b)(iii)     Certain Assumed Liabilities
     Schedule 2.2(b)(iv)      Administrative Expenses
     Schedule 4.1             Subsidiaries, Directors and Officers
     Schedule 4.3(c)          Material Adverse Changes
     Schedule 4.3(d)          Certain Liabilities
     Schedule 4.4             Taxes
     Schedule 4.5             Material Contracts
     Schedule 4.6(a)          Encumbrances on Assets
     Schedule 4.6(b)          Real Property
     Schedule 4.6(c)          Leasehold Interests
     Schedule 4.7(a)(i)       Seller Patents
     Schedule 4.7(a)(ii)      Seller Trademarks
     Schedule 4.7(b)          Patent and Trademark Licenses
     Schedule 4.7(c)          Inventors
     Schedule 4.7(d)          Orders, Actions and other Infringement of
                              Intellectual Property
     Schedule 4.8(a)          Conflicts
     Schedule 4.8(b)          Permits and Approvals
     Schedule 4.9             Orders, Actions and Labor Matters
     Schedule 4.12            Insurance Policies and Bonds
     Schedule 4.15            Dividends and other Distributions
     Schedule 4.16A           Employee Benefit Plans; Collective Bargaining;
                              Employment
                              and Severance Agreements
     Schedule 4.16B           Employee Pension Plans
     Schedule 4.16G           Employee Obligations
     Schedule 4.17            Certain Interests
     Schedule 4.18            Intercompany Transactions
     Schedule 4.21            Inventory
     Schedule 4.23            Contracts-Customers and Suppliers
     Schedule 4.24            Environmental Compliance

                            ASSET PURCHASE AGREEMENT

          This Asset Purchase Agreement is entered into as of July 30, 1999, between Marker International GmbH, a GmbH organized under the laws of Switzerland ("Buyer"), and Marker International, a Utah corporation ("Seller").

                                 R E C I T A L S

          WHEREAS, each of Seller, DNR North America, Inc., a Delaware corporation and a Subsidiary of Seller, and DNR USA, Inc., a Delaware corporation and a Subsidiary of Seller, desires to file a voluntary petition for relief under Chapter 11 of the Bankruptcy Code (such term and other capitalized terms used in these recitals without definition have the meanings set forth in
Section 1.1 of this Agreement) with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") (such proceedings which shall be jointly administered are hereinafter referred to as the "Chapter 11 Case"). Each of Seller, DNR North America, Inc. and DNR USA, Inc. desires to operate its business and manage its properties during the Chapter 11 Case as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

          WHEREAS, contemporaneous with the filing of the voluntary petitions for relief under the Bankruptcy Code, Seller, DNR North America, Inc. and DNR USA, Inc. will file the Plan pursuant to which Seller desires to sell to Buyer, among other things, the Seller's Business and certain of Seller's assets (including, without limitation, all of the Equity Securities of its Subsidiaries and Marker Canada, Ltd.), whether real, personal, mixed tangible or intangible, all as more particularly described herein and in the Plan;

          WHEREAS, in consideration for the assets sold to Buyer, Buyer will (i) assume the liabilities of Seller more particularly described herein and in the Plan and (ii) issue certain Equity Securities to Seller, as more particularly described herein and in the Plan;

          WHEREAS, Buyer is a wholly owned subsidiary of CT Sports Holding AG, a corporation organized under the laws of Switzerland ("CT"); and

          WHEREAS, immediately following the consummation of the transactions contemplated by this Agreement and the Plan, Seller will own a 15% interest in Buyer and CT will own a 85% interest in Buyer.

                                    AGREEMENT

          In consideration of the mutual promises contained herein and intending to be legally bound, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          1.1 DEFINITIONS.

          For all purposes of this Agreement, except as otherwise expressly provided,

          (a) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular,

          (b) all accounting terms not otherwise defined herein have the meanings assigned under GAAP,

          (c) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement,

          (d) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and

          (e) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

          As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following definitions shall apply.

          "Accounts Receivable" means all accounts receivable of Seller and the Subsidiaries as of the date hereof, together with any additions thereto and subject to any reductions therefrom received or incurred by Seller and the Subsidiaries in operating the Business after the date hereof through the Closing Date.

          "Action" means any action, motion, application, complaint, investigation, petition, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity, including, without limitation, any motion, application, adversary proceeding, complaint or other proceeding filed in the Bankruptcy Court or any appeal of any Order entered therein.

          "Advance" has the meaning assigned to that term in Section 7.8(a).

          "Advance Request" has the meaning assigned to that term in Section 7.8(c).

          "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person (it being understood and agreed that for purposes of this Agreement, Tecnica S.p.A., Volkl International AG and Mr. Hans-Dieter Cleven shall be deemed to be Affiliates of Buyer and CT). For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "Agreement" means this Agreement by and between Buyer and Seller as amended, supplemented or otherwise modified from time to time, together with all Exhibits and Schedules attached hereto or incorporated herein by reference.

          "Alternative Sale" has the meaning assigned to that term in Section 11.14(a).

          "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person and the term "Approval" shall include, without limitation, the No Enforcement Letter and any other "no action" and "no enforcement" letters from any Governmental Entity.

          "Associate" of a Person means:

          (a) a corporation or organization (other than a party to this Agreement) of which such Person is a director, an officer, a partner or a member or is, directly or indirectly, the beneficial owner of 10% or more of any class of Equity Securities;

          (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity; and

          (c) any immediate family member or spouse of such Person.

          (d) "Assumed Contracts" has the meaning assigned to that term in
Section 2.1(a)(v).

          "Assumed Liabilities" has the meaning assigned to that term in Section 2.2(b).

          "Assumption Order" means an Order of the Bankruptcy Court approving, pursuant to Section 365(a) of the Bankruptcy Code, the assumption of the Distribution Agreement dated as of June 1, 1999 by and between Seller and Marker Canada, Ltd., as amended by the Amendment Agreement dated as of June 1, 1999 by and among Seller, Marker Canada, Ltd., Tecnica S.p.A. and Volkl International AG, which Order shall be in form and substance reasonably satisfactory to Buyer and shall be entered by the Bankruptcy Court no later than thirty (30) days after the Petition Date.

          "Auditors" means Arthur Andersen LLP, independent public accountants to Seller.

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

          "Bankruptcy Court" has the meaning assigned to that term in the recital clauses hereof.

          "Breakup Fee" has the meaning assigned to that term in Section
11.14(a).

          "Breakup Fee Order" means an Order of the Bankruptcy Court granting Buyer and its Affiliates, among other things, a super-priority claim under Bankruptcy Code Section 364(c)(1) for the Breakup Fee, the Reimbursement Expenses and reimbursement and indemnification obligations under Section 11.14(c) and approving the payment thereof to Buyer and its Affiliates, which Order shall be in form and substance reasonably satisfactory to Buyer and its Affiliates and shall be entered by the Bankruptcy Court no later than fifteen
(15) business days after the Petition Date.

          "Business" means the worldwide business of Seller and the Subsidiaries taken as a whole/or any Subsidiary of designing, developing, manufacturing, distributing, marketing, licensing and selling alpine ski bindings, apparel for adults and children and luggage products for skiing and other recreational activities and the acquisition, as owner or licensee, of rights to design, develop, manufacture, distribute, market and sell such items and shall be deemed to include each or any of the following incidents of such business: income, cash flow, operations, condition (financial or other), Purchased Assets and other assets and properties, anticipated revenues/income, prospects, Assumed Liabilities and personnel/ management.

          "Buyer" has the meaning assigned to that term in the introduction to this Agreement.

          "Canadian Stockholders Agreement" means the Shareholders Agreement dated as of June 18, 1999 among CT (acting for and on behalf of Buyer), Seller, Marker Canada, Ltd. and LaPointe Rosenstein, as escrow agent, together with each of the distribution agreements attached thereto and made a part thereof, as the same may be amended, supplemented or otherwise modified from time to time.

          "Chapter 11 Case" has the meaning assigned to that term in the recital clauses hereof.

          "Claims Schedule" means a schedule of Seller's liabilities which shall include the liabilities set forth on proofs of claim filed in the Chapter 11 Case prior to the bar date fixed by the Bankruptcy Court pursuant to Federal Rule of Bankruptcy Procedure 3003(c)(3). After Seller delivers to Buyer the Claims Schedule pursuant to Section 8.2(f), it shall be annexed hereto as
Schedule 1.1C.

          "Closing" means the consummation of the transactions contemplated by this Agreement.

          "Closing Date" means the business day (other than a Saturday, Sunday or legal holiday) on which the conditions to the obligations of the parties to this Agreement shall have been satisfied or waived but no later than November 30, 1999, or such other time set by the parties in writing.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Confirmation Order" means an Order of the Bankruptcy Court approving, among other things, the Plan and authorizing the consummation of the transactions contemplated thereby and by this Agreement, which Order shall be in form and substance reasonably satisfactory to Buyer and shall be entered by the Bankruptcy Court no later than fifty-five (55) days after the Petition Date.

          "Contract" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.

          "CT" has the meaning assigned to that term in the recital clauses hereof.

          "Disclosure Statement" means the joint disclosure statement to be filed by Seller, DNR North America, Inc. and DNR USA, Inc. on the Petition Date pursuant to Section 1125 of the Bankruptcy Code (with such modifications as Buyer may in its reasonable judgment consent to in writing from time to time), which joint disclosure statement relates to the Plan, is approved by the Bankruptcy Court pursuant to the Disclosure Statement Order and is in form and substance reasonably satisfactory to Buyer.

          "Disclosure Statement Order" means an Order of the Bankruptcy Court approving, among other things, the Disclosure Statement, the voting procedures with respect to the Plan, and the deadline for voting on the Plan, which Order shall be in form and substance reasonably satisfactory to Buyer and shall be entered by the Bankruptcy Court no later than thirty (30) days after the Petition Date.

          "Disputed Amount" has the meaning assigned to that term in Section 10.3(iii)(B).

          "DNR North America, Inc." means DNR North America, Inc., a Delaware corporation and a Subsidiary of Seller.

         "DNR USA, Inc." means DNR USA, Inc., a Delaware corporation and a Subsidiary of Seller.

          "Employment Agreements" means, collectively, the employment agreement by and between Peter Weaver and the Buyer and the employment agreement by and between Eiichi Isomura and the Buyer, each fully executed and delivered to Buyer on or before the Closing Date.

          "Employment Plans" has the meaning assigned to that term in Section 4.16(a)(i).

          "Encumbrance" means any claim (as defined under Section 101 of the Bankruptcy Code), charge, lease, covenant, easement, encumbrance, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions generally arising under any applicable federal, foreign or state securities law.

          "Equity Consideration" has the meaning assigned to that term in
Section 2.3.

          "Equity Lockup Agreement" means the agreement dated as of or before the date hereof among Buyer and/or CT and not less than 51% of the holders (with the power to vote as of the date hereof and which holders shall have the power to vote on the record date for voting on the Plan) of Seller's Equity Securities (which holders shall include all senior officers, directors and other senior management shareholders of Seller), in the form of Exhibit F-1 annexed hereto.

          "Equity Securities" means any stock, shares, partnership interests, membership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretations.

          "ERISA Affiliate" means (i) any corporation which is a member of a group of corporations of which Seller is a member and which is a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which Seller is a member; and (iii) a member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which Seller, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Excluded Assets" has the meaning assigned to that term in Section 2.1(a).

          "Excluded Liabilities" has the meaning assigned to that term in
Section 2.2 (a).

          "First Security Lockup Agreement" means the agreement dated as of or before the date hereof between Buyer and/or Seller, the U.S. Subsidiaries, Marker Deutschland GmbH and First Security Bank, N.A., in the form of Exhibit F-5 annexed hereto.

          "FX Lockup Agreement" means one or more agreements dated as of or after the date hereof between Buyer and/or CT and/or Seller and Manufacturers and Traders Trust Company and KeyBank, in the form of Exhibit F-6 annexed hereto.

          "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

          "German Bank Lockup Agreement" means one or more agreements dated as of or after the date hereof between Buyer and/or CT and/or Seller and Hypo Vereinsbank, Deutsche Bank and BFG, in the form of Exhibit F-2 annexed hereto.

          "Governmental Entity" means any government or any agency, bureau, board, commission, court (including, without limitation, the Bankruptcy Court), department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

          "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

          "Hazardous Substance" means (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Laws as "hazardous substances," "hazardous materials," "hazardous wastes," "pollutant," "contaminant" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," asbestos and asbestos-containing materials, PCBs, urea formaldehyde foam insulation, petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

          "Indemnifiable Claim" means any Loss for or against which any party is entitled to indemnification under this Agreement; "Indemnified Party" means the party entitled to indemnity hereunder; and "Indemnifying Party" means the party obligated to provide indemnification hereunder.

          "Intangible Property" means Intellectual Property and computer firmware and software (existing in any form), marketing rights, contractual rights and all related agreements and documentation.

          "Intellectual Property" means: (i) patents, patent applications, patent disclosures, industrial designs and inventions (whether or not patentable); (ii) Marks and all good will associated therewith, copyrights, licenses, and sales materials; (iii) registrations, applications and renewals of any of the foregoing; (iv) Trade Secrets; and (v) Know-How.

          "Inventory" means all inventory of usable goods, including all merchandise, raw materials, work in progress, finished products and other tangible personal property held for sale or used in connection with the Business as of the date hereof, together with any additions thereto and subject to any reductions therefrom received or incurred by Seller and the Subsidiaries operating the Business after the date hereof through the Closing Date.

          "Investment Act" means the Investment Company Act of 1940, as amended, and the related regulations and published interpretations.

          "Investment Act Breach" means the occurrence of either of the following conditions or events:

(x)  Breach of Investment Act Covenant:

          (i) Seller shall fail to perform or comply with any term or covenant contained in Section 7.4; and

          (ii) such failure to perform or comply shall adversely affect (as determined in the reasonable judgment of Buyer or CT) any of Buyer's or CT's rights under the Operating Agreement; or

(y)  Failure to Give Notice:

          (i) Seller or any of its Affiliates shall fail to promptly deliver to Buyer after receipt thereof (which in no event shall be later than three business days after receipt of any oral or written communication, as the case may be):

                    (A) a copy of any and all written communications (including, without limitation, all demands, statements or notices) received from any Person, including, without limitation, any Governmental Entity, that alleges Seller failed or is failing to comply with the Investment Act or the assumptions and intentions set forth in the No Enforcement Request; or

                    (B) a written summary of any oral communication from any
               Person, including, without limitation, any Governmental Entity, that alleges Seller failed or is failing to comply with the Investment Act or the assumptions and intentions set forth in the No Enforcement Request; and

          (ii) the failure to comply with either clause (A) or (B) above shall adversely affect (as determined in the reasonable judgment of Buyer or CT) any of Buyer's or CT's rights under the Operating Agreement.

          "IRS" means the Internal Revenue Service or any successor entity.

          "Isomura Lockup Agreement" means the Agreement of Understanding dated as of March 26, 1999 among CT, Isomura Sangyo, as holder of all of Seller's Series A Bonds ("Isomura"), and Eiichi Isomura, as guarantor of certain of Seller's and/or Marker Japan Co., Ltd.'s obligations under certain credit facilities ("Eiichi"), as amended to the date hereof and in the form of Exhibit F-3 annexed hereto.

          "Know How" means any information, including, but not limited to, invention records, research and development records and reports, experimental and engineering reports, computer programs and other computer software, pilot designs, production designs, production specifications, raw material specifications, quality control reports and specifications, drawings, photographs, models, tools, parts, algorithms, processes, methods, market and competitive analysis, or other information possessed by Seller or any of its Subsidiaries, whether or not considered proprietary or a Trade Secret.

          "Labor Matters" has the meaning assigned to that term in Section 4.9.

          "Law" means any foreign or domestic constitutional provision, statute or other law (including the common law), ordinance, rule, regulation, or interpretation of any Governmental Entity and any Order.

          "Lease" has the meaning assigned to that term in Section 4.6(c)(ii).

          "Litigation Costs" means all costs, fees and expenses (including, without limitation, attorney's fees and the fees of other professionals) incurred in connection with or relating to the defense of any Action in which Buyer itself is the Indemnified Party, as more particularly described in Section 10.4(b).

          "Lockup Documents" means, collectively, the Equity Lockup Agreement, the Tauber Lockup Agreement, the German Bank Lockup Agreement, the FX Lockup Agreement, the Isomura Lockup Agreement, the Zion Lockup Agreement and the First Security Lockup Agreement.

          "Loss" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified Person.

          "Mark" means any corporate name, brand name, logo, domain name, service mark, trademark and tradename, whether registered or based on common-law use, and whether based on United States or international use.

          "Material Adverse Change" has the meaning assigned to that term in
Section 4.3(c).

          "Material Contract" means any Contract to which Seller or any Subsidiary is a party or to which Seller, any Subsidiary or any of their respective properties is subject or by which Seller or any Subsidiary is bound that is a Contract upon which the Business is substantially dependent or which is otherwise material to the Business of Seller or such Subsidiary as of or after the date hereof and includes but is not limited to the Assumed Contracts.

          "Maximum Liability" has the meaning assigned to that term in Section 10.3(ii).

          "Net Tax Benefit" has the meaning assigned to that term in Section 10.4(c)(ii).

          "New Financing Facility" means a new credit facility to be provided to Buyer or the Subsidiaries on or before the Closing Date by one or more financial institutions in order to provide Buyer and such Subsidiaries with working capital following the Closing in amounts and pursuant to terms and conditions reasonably satisfactory to Buyer.

          "No Enforcement Request" means that certain undated letter in draft form delivered by Seller's counsel to a member of the SEC staff by facsimile on May 26, 1999 requesting such staff member or the SEC to determine that Seller will not be required to register under the Investment Act based upon the facts and the intentions of Seller set forth therein, the form of which letter is annexed hereto as Exhibit H.

          "Operating Agreement" means that certain agreement by and among Buyer, CT and Seller dated as of or before the Closing Date, together with the protocol annexed thereto, in the form of Exhibit C annexed hereto, as amended, supplemented or otherwise modified from time to time.

          "Order" means any decree, injunction, judgment, order, ruling, assessment or writ, including, without limitation, any order entered by the Bankruptcy Court in the Chapter 11 Case (including, without limitation, the Confirmation Order, the Disclosure Statement Order, the Assumption Order and the Breakup Fee Order).

          "Permit" means any license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

          "Permitted Encumbrances" means the following types of Encumbrances:

                    (i) with respect to each of Seller, DNR North America, Inc.
               and DNR USA, Inc., all Encumbrances which shall be released and satisfied pursuant to the Plan (or any Order of the Bankruptcy Court) or which shall receive such other treatment under the Plan (or any Order of the Bankruptcy Court) as Buyer may consent to;

                    (ii) with respect to each other Subsidiary, statutory
               Encumbrances of landlords, statutory Encumbrances of banks and rights of set-off, statutory Encumbrances of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Encumbrances imposed by Law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or
               (b) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) a negative resolution of such contest proceedings shall not have a material adverse effect on such Subsidiary;

                    (iii) with respect to each other Subsidiary, Encumbrances
               incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the assets and properties of such Subsidiary on account thereof;

                    (iv) with respect to each other Subsidiary, Leases or
               subleases granted to third parties (true, accurate and complete copies of which have been delivered to Buyer prior to the date hereof) which do not interfere in any material respect with the ordinary conduct of the business of such Subsidiary or result in a material diminution in the value of any assets and properties of such Subsidiary;

                    (v) with respect to each other Subsidiary, easements,
               rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of such Subsidiary or result in a material diminution in the value of any assets and properties of such Subsidiary;

                    (vi) with respect to each other Subsidiary, any (a) interest or title of a lessor or sublessor under any Lease, (b) restriction or Encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such Lease to any restriction or Encumbrance referred to in the preceding clause
               (b), so long as the holder of such restriction or Encumbrance agrees to recognize the rights of such lessee or sublessee under such Lease;

                    (vii) with respect to each other Subsidiary, Encumbrances in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods;

                    (viii) with respect to each other Subsidiary, any zoning or similar law or right reserved to or vested in any Governmental Entity to control or regulate the use of any Real Property;

                    (ix) with respect to each other Subsidiary, Encumbrances
               securing obligations (other than obligations representing indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of such Subsidiary;

                    (x) with respect to each other Subsidiary, licenses of
               patents, trademarks and other rights to Intellectual Property granted by such Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Subsidiary; and

                    (xi) with respect to each other Subsidiary, the Encumbrances listed on Schedule 1.1P(i) granted by such Subsidiary to secure obligations for borrowed money prior to the date hereof.

          "Permitted Exceptions" means Taxes of Seller or its Subsidiaries (a) not yet delinquent or (b) the validity of which are being contested in good faith by appropriate actions and which are described on Schedule 1.1P(ii) hereto.

          "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, GmbH's, AGs, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Entities.

          "Petition Date" means the date on which Seller, DNR North America, Inc. and DNR USA, Inc. file their respective voluntary petitions under Chapter 11 of the Bankruptcy Code and commence the Chapter 11 Case in the Bankruptcy Court, which in no event shall be prior to the date hereof and no later than the fourteenth (14th) day after the effective date hereof pursuant to Section 11.21.

          "Plan" means the joint plan of reorganization to be filed in the Bankruptcy Court by Seller, DNR North America, Inc. and DNR USA, Inc. on the Petition Date (with such modifications as Buyer may in its reasonable discretion consent to in writing from time to time), which plan of reorganization shall be in form and substance reasonably satisfactory to Buyer.

          "Pro Forma Balance Sheets" means, collectively, the pro forma consolidated and consolidating balance sheets of Seller and the Subsidiaries as of June 30, 1999; provided, however, if the Closing Date is postponed upon the mutual agreement of the parties hereto, pursuant to the terms hereof, the pro forma consolidated and consolidating balance sheets of Seller and the Subsidiaries shall be as of the later of (x) June 30, 1999 and (y) the month ending at least one month prior, but not more than two months prior to the new, mutually agreed upon Closing Date. The Pro Forma Balance Sheets shall be prepared in accordance with GAAP applied on a consistent basis and shall reflect the consummation of the transactions contemplated by each of the Restructuring Documents.

          "Products" means products, technology and services, sold, licensed or otherwise exploited by Seller or any Subsidiary in connection with the Business as described on Schedule 1.1P(iii).

          "Property of the Estate" means property of the estate as more fully set forth in Section 541(a) of the Bankruptcy Code.

          "Purchase Price" has the meaning assigned to that term in Section 2.3.

          "Purchased Assets" has the meaning assigned to that term in Section 2.1(a).

          "Real Property" means all land, all improvements thereon and thereto, all fixtures, all tenements, easements, right-of-way and rights appurtenant thereto, all air space, all minerals, gravel, hydrocarbons, substances, water and water rights, all rights in connection therewith, any other real property, and any interest therein, including, without limitation, leasehold estates, of Seller and its Subsidiaries, including, without limitation, all Purchased Assets consisting of such "Real Property".

          "Redemption Payment" means the net aggregate amount payable to Seller by Buyer, CT or any other Person from time to time or at any time under and pursuant to the terms of the Operating Agreement (but without giving effect to the setoff provisions set forth in Section 10.3(iii) hereof).

          "Reimbursement Expenses" has the meaning assigned to that term in
Section 11.14(b).

          "Restructuring Documents" means, collectively, the Lockup Documents and all documents, certificates, instruments and other agreements executed from time to time in connection with Seller's or any Subsidiary's agreement with (x) Hypo Vereinsbank, Deutsche Bank and BFG with respect to restructuring Marker Deutschland GmbH's obligations to such banks and (y) Manufacturers and Traders Trust Company and KeyBank, all of which documents, certificates, instruments and other agreements executed from time to time in connection with the foregoing (including, without limitation, the definitive documents executed in connection with the Lockup Documents) shall be in form and substance satisfactory to Buyer, as determined by Buyer in its sole and absolute discretion.

          "SEC" means the Securities and Exchange Commission or any successor entity.

          "SEC Reports" has the meaning assigned to that term in Section 4.30.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Seller" has the meaning assigned to that term in the introduction to this Agreement.

          "Seller Patents" has the meaning assigned to that term in Section 4.7(a).

          "Seller Trademarks" has the meaning assigned to that term in Section 4.7(a).

          "Seller's Indemnification Obligation" means the amount that is due and payable by Seller under or pursuant to Section 10.1, as determined by the mutual agreement of the parties hereto or by a final and non-appealable judgment of a court of competent jurisdiction.

          "Subsequent Contract" has the meaning assigned to that term in Section 6.5(c).

          "Subsidiary" means any Person in which Seller has a direct or indirect equity or ownership interest of 50% or more, all of which Persons are listed on
Schedule 4.1. Notwithstanding anything herein to the contrary, for purposes of
Article IV hereof and any definitions relating thereto, "Subsidiary" shall include Marker Canada, Ltd.

          "Tauber Lockup Agreement" means the agreement dated as of or before the date hereof between CT and/or Buyer and Henry E. Tauber, in the form of Schedule B to the Equity Lockup Agreement.

          "Tax" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind imposed by any Governmental Entity, including but not limited to any foreign, federal, state, county or local income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any Loss in connection with the determination, settlement or litigation of any Tax liability.

          "Tax Return" means any report, declaration, claim for refund, return or other information required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes any Subsidiary.

          "Trade Secrets" means formulas, patterns, devices or compilations of information that are used in connection with or relating to the Business and that provide an opportunity to obtain an advantage over competitors that do not possess or use it, including, but not limited to, formulas for chemical compounds, a process of manufacturing, treating or preserving materials, a pattern for a machine or any forms, plans, drawings, specifications, customer lists, marketing and competition analysis and project management, inventory and cost control systems and techniques.

          "U.S. Subsidiary" means any one of the following Subsidiaries: DNR North America, Inc., DNR USA, Inc., Marker Ltd. and Marker USA, and "U.S. Subsidiaries" means all such Subsidiaries, collectively.

          "Year 2000 Problems" means limitations in the capacity or readiness to handle date information for the Year 1999 or years beginning January 1, 2000 of any of the hardware, firmware or software systems ("Systems") associated with information processing and delivery, operations or services (e.g., security and alarms, elevators, communications, and HVAC) operated by, provided to or otherwise reasonably necessary to the business or operations of the subject Person.

          "Zion Lockup Agreement" means the agreement between Seller and Zion Capital Corporation, as amended to the date hereof and in the form of Exhibit F-4 annexed hereto.

                                   ARTICLE II

                    SALE OF ASSETS, ASSUMPTION OF LIABILITIES
                            AND RELATED TRANSACTIONS

          2.1 PURCHASE AND SALE OF ASSETS.

          (a) Purchased Assets. Subject to the terms and conditions of this Agreement and in accordance with the terms of the Plan and the Confirmation Order, on the Closing Date Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, all Property of the Estate of Seller, including all of the assets, properties, rights, privileges, claims and contracts of every kind and nature, real and personal, tangible and intangible, absolute or contingent, wherever located, owned by Seller or used in connection with the Business (the "Purchased Assets"), except the assets specifically identified in Section 2.1(b) (the "Excluded Assets"). The Purchased Assets shall include, but shall not be limited to, the items set forth on Schedule 2.1(a), attached hereto and incorporated herein by reference, except as changed by assets acquired or disposed of in the ordinary course of business of Seller after the date hereof through the Closing Date, and also shall include the following:

                    (i) All leasehold interests in Real Property held by Seller.

                    (ii) Except as set forth on Schedule 2.1(b), all machinery, apparatus, furniture and fixtures, materials, supplies, motor vehicles and other equipment of every type owned or leased by Seller.

                    (iii) All of Seller's Accounts Receivable.

                    (iv) All of Seller's Inventory.

                    (v) All of Seller's rights and interests arising under or in connection with all Contracts assumed pursuant to the Assumption Order, the Plan and Section 365 of the Bankruptcy Code (collectively, the "Assumed Contracts") and all insurance policies relating to the Business (other than any insurance policy that covers directors and officers of Seller and is identified on Schedule 2.1(b)) or pursuant to which the Business is a beneficiary (including, without limitation, the insurance policies relating to the Employment Plans, except to the extent such policies are assumed by Marker USA pursuant to Section 6.10) and other documents relating to the Business.

                    (vi) Seller's prepaid expenses and deposits (including, but not limited to deposits of the Seller held by utilities or under Assumed Contracts) as of the date hereof, together with any additions thereto and subject to any reductions therefrom made or accrued by Seller in operating the Business in the ordinary course and in compliance with Section 6.3 after the date hereof through the Closing Date.

                    (vii) Information services systems and software.

                    (viii) All cash and cash equivalents, except to the extent required to make payments or distributions under the Plan as set forth on Schedule 2.1(a)(viii) which shall be delivered to Buyer pursuant to Section 8.2(f).

                    (ix) Sales data, customer lists, information relating to
               customers, suppliers' names, mailing lists, advertising matters and internet addresses, and all rights thereto relating to the Business.

                    (x) All of Seller's Intangible Property, and corporate and trade names (including, without limitation, the name "Marker") and all rights therein and all Marks in any location in the United States or in any foreign country and all goodwill associated with the Business; all of Seller's books and records relating to the Business and employees; transferable Permits; unemployment compensation, workers' compensation and other credits, reserves or deposits with applicable Governmental Entities relating to Seller's employees who become employees of Buyer; all orders, backlog, outstanding proposals, manufacturing standards and procedures and customer lists.

                    (xi) All causes of action (whether or not asserted as of the
               Closing Date) relating to the Purchased Assets or the Business or Seller's operations or any of the foregoing, including, without limitation, all causes of action arising under Sections 510, 544 through 546, 548 through 550 and 553 of the Bankruptcy Code or under similar state laws and all other causes of action of a trustee and a debtor-in-possession under the Bankruptcy Code.

                    (xii) All Equity Securities legally or beneficially owned by
               Seller, including, without limitation, all Equity Securities of the Subsidiaries as more particularly set forth in Schedule 4.1.

          (b) Excluded Assets. The assets that constitute Excluded Assets shall include only:

                    (i) The Equity Consideration delivered to Seller pursuant to this Agreement, any rights of Seller under this Agreement and any instrument or document executed by Seller in connection with transactions contemplated hereby.

                    (ii) Seller's articles of incorporation, corporate seals,
               minute books, stock books and other corporate records having to do with the corporate organization and capitalization of Seller and all income tax records and nontransferable Permits (if any); provided, however, that copies of such corporate and tax records and nontransferable Permits shall be provided to Buyer at the Closing (or to the extent not provided shall be made available to Buyer in accordance with Section 7.1).

                    (iii) Any shares of the capital stock of Seller held as
               treasury shares.

                    (iv) The items set forth on Schedule 2.1(b).

          2.2 ASSUMPTION OF CERTAIN LIABILITIES.

          (a) Liabilities Not Assumed. Except for the liabilities and obligations specifically assumed pursuant to and identified in the Plan and in
Section 2.2(b) below, Buyer shall not assume, shall not take subject to, shall not be liable for and shall not perform, discharge or pay (x) any liabilities or obligations of Seller that are discharged pursuant to Section 1141(d)(1) of the Bankruptcy Code or any Order of the Bankruptcy Court (including, without limitation, the Confirmation Order), (y) any liabilities or obligations of Seller the collection of which has been permanently enjoined by an Order of the Bankruptcy Court or by any applicable provision of the Bankruptcy Code (including, without limitation, Section 524 of the Bankruptcy Code) and (z) the following liabilities and obligations of Seller (collectively, the "Excluded Liabilities"):

                    (i) All fees and expenses of Seller in connection with the transactions contemplated herein.

                    (ii) All fees and expenses, if any, of Seller in connection with the dissolution and liquidation of Seller and withdrawal from business by Seller.

                    (iii) Any liabilities or obligations of Seller incurred,
               arising from or out of or in connection with this Agreement, the Operating Agreement or any other agreement, document, instrument, certificate or report executed by Seller in connection herewith.

                    (iv) Any liabilities or obligations of Seller incurred,
               arising from or out of or in connection with Seller's default in the performance of or compliance with any provision of any Order.

          (b) Assumed Liabilities. Notwithstanding Section 2.2(a), on the Closing Date Buyer shall assume (collectively, the "Assumed Liabilities"):

                    (i) all amounts payable after the Closing Date under the
               Assumed Contracts for goods and/or services rendered to Buyer after the Closing Date;

                    (ii) all liabilities and obligations of Seller set forth on the Claims Schedule that constitute "Allowed Claims" under the Plan (including payment of Seller's obligations under the Restructuring Documents, pre-petition Tax and employee benefits liabilities (subject, in the case of employee benefit liabilities, to Section 6.10), pre- and post-petition product warranty and product liability claims (to the extent covered by insurance and any deductibles therefor) and employee retention payments that accrued prior to the Petition Date) in the classes set forth in the Plan;

                    (iii) without duplication of clause (ii) or (iv), all
               liabilities and obligations of Seller identified on Schedule 2.2(b)(iii) which shall be delivered to Buyer pursuant to Section 8.2(f); and

                    (iv) the liabilities or obligations of Seller constituting expenses of administration under Section 503(b)(1) of the Bankruptcy Code and (to the extent not consisting of ordinary course trade payables) specifically identified on Schedule 2.2(b)(iv) which shall be delivered to Buyer pursuant to Section 8.2(f) (including post-petition Tax and employee benefits liabilities and employee retention payments that accrued after the Petition Date).

          (c) Liabilities and Obligations. Buyer shall have no liability for and shall not be deemed to have assumed liability for any obligations, including any of the following obligations, to the extent such obligations do not constitute Assumed Liabilities under Section 2.2(b):

                    (i) Any liabilities or obligations incurred, arising from or out of, in connection with or as a result of Seller's operations (including liabilities, obligations or claims relating to or arising under any environmental Law), the condition of its assets or places of business, its ownership of the Purchased Assets, or the issuance, sale, repayment or repurchase of any of its Equity Securities, in each case whether before or after the Closing Date.

                    (ii) Any liabilities or obligations incurred, arising from or out of, in connection with or as a result of claims made by or against Seller (including any claims of existing or former employees) whether before or after the Closing Date that arise out of events prior to the Closing Date.

                    (iii) Any liabilities or obligations (to the extent not
               covered by insurance or any deductible therefor under any insurance policy) incurred, arising from or out of, in connection with or as a result of any alleged or actual defect in any product or in connection with any alleged or actual breach of warranty (whether express or implied) in relation to any product sold, manufactured or designed by Seller whether before or after the Closing Date.

                    (iv) Subject to the provisions of Article X, any liabilities or obligations (whether assessed or unassessed) of Seller for any Taxes, including any Taxes arising by reason of the transactions contemplated herein, as of, or for any taxable period (or portion thereof) ending on or prior to, the Closing Date (or ending after the Closing Date to the extent allocable to the portion of such period ending on the Closing Date).

                    (v) Any liabilities or obligations to stockholders or former stockholders of Seller in their capacity as stockholder or former stockholder.

                    (vi) Any liabilities or obligations of Seller incurred,
               arising from or out of, in connection with or as a result of claims made against Seller in connection with Seller's violation of any Law relating to employment and labor matters, including, without limitation, the provisions of Title VII or the Civil Rights Act of 1964 (race, color, religion, sex, and national origin discrimination), 42 U.S.C. ss.ss. 621-634 (the Age Discrimination in Employment Act), 29 U.S.C. ss. 206 (equal pay), Executive Order 11246 (race, color, religion, sex and national origin discrimination), Executive Order 11141 (age discrimination), ss. 503 of the Rehabilitation Act of 1973 (handicap discrimination), 42 U.S.C. ss.ss. 12101-12213 (Americans with Disabilities Act), 29 U.S.C. 2001-2654 (Family and Medical Leave Act), 29 U.S.C. ss.ss. 651-678 (occupational safety and health) and requirements relating to the documentation of the nationality of employees.

          Other than the Excluded Liabilities described in Section 2.2(a)(i)-(iv), nothing in this Section 2.2 shall be deemed a waiver or modification of Seller's discharge under Section 1141 of the Bankruptcy Code of any Excluded Liability.

          2.3 PURCHASE PRICE.

          The total purchase price (the "Purchase Price") to be paid to Seller by Buyer at the Closing for the Purchased Assets shall be (i) the assumption of the Assumed Liabilities, plus (ii) the issuance of Equity Securities of Buyer representing 15% of all of Buyer's outstanding Equity Securities on a fully diluted basis on the Closing Date (the "Equity Consideration"), which Equity Securities shall be subject to certain restrictions on assignment and transfer and shall be subject to certain antidilution protections and call options, all as more particularly described in the Operating Agreement.

          2.4 CAPITALIZATION.

          On the Closing Date, Buyer shall take such action as is required under applicable Law to evidence Seller's ownership of the Equity Consideration and CT's 85% ownership interest in Buyer. Immediately following the consummation of the transaction contemplated hereby and by the Plan and the Confirmation Order, on the Closing Date CT will own a 85% interest in Buyer and Seller will own a 15% interest in Buyer.

                                   ARTICLE III

                                     CLOSING

          3.1 CLOSING. Upon the terms and subject to the conditions set forth in this Agreement, the Closing will take place on the Closing Date at the offices of O'Melveny & Myers LLP, 153 East 53rd Street, New York, New York. Time is of the essence with respect to the performance of the covenants, terms and conditions set forth in this Agreement and in the consummation of the transactions contemplated hereby.

          3.2 ITEMS TO BE DELIVERED AT THE CLOSING BY SELLER. At the Closing, Seller shall deliver or cause to be delivered to Buyer:

          (a) A Bill of Sale and Assignment and Assumption Agreement, in substantially the form of Exhibit A.

          (b) General warranty deeds, properly executed and acknowledged, conforming to and conveying the agreed state of title for all Real Property and interests in Real Property owned by Seller.

          (c) Such other instruments of transfer necessary or appropriate to transfer to and vest in Buyer all of Seller's right, title and interest in and to the Purchased Assets. Without limiting the generality of the foregoing, Buyer shall receive at the Closing, to the extent the Subsidiaries have issued certificated securities (as such term is defined in Section 8-102(a)(4) of the Uniform Commercial Code as in effect on the date hereof in the State of New
York), certificates representing the number of shares of Equity Securities to be purchased and sold pursuant to Section 2.1(a)(xii), properly endorsed for transfer to or accompanied by a duly executed stock power in favor of Buyer and otherwise in a form acceptable for transfer on the books and under the local Laws of the applicable Subsidiary.

          (d) All documentation required to exempt Seller from the withholding requirement of Section 1445 of the Code, consisting of (a) an affidavit from Seller to Buyer stating under penalty of perjury that Seller is not a foreign person and providing Seller's U.S. taxpayer identification number, or (b) a sworn affidavit of Seller that it is not a "U.S. real property holding corporation," as defined in Section 897 of the Code or (c) a "qualifying statement" obtained by Seller from the Internal Revenue Service.

          (e) A certified copy of the Confirmation Order.

          (f) Duly executed originals of each of the Restructuring Documents, the effectiveness of which shall be conditioned solely upon the consummation of the purchase and sale contemplated by this Agreement.

          (g) The opinions, certificates, consents, Orders and other documents referred to herein as then deliverable by Seller.

          3.3 ITEMS TO BE DELIVERED AT THE CLOSING BY BUYER. At the Closing, Buyer shall deliver to Seller the opinions, certificates, consents and other documents referred to herein as then deliverable by Buyer, together with a copy of the share register and a notarized copy of the Commercial Register as evidence of Seller's capital contribution to Buyer and its ownership of the Equity Consideration.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents, warrants and agrees as follows:

          4.1 ORGANIZATION AND RELATED MATTERS; INVESTMENT ACT.

          (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of Utah, the jurisdiction of its incorporation. Seller and each Subsidiary has all necessary corporate power and authority to execute, deliver and perform this Agreement, the Restructuring Documents, the Operating Agreement and any related agreements to which it is a party. Schedule
4.1 lists all Subsidiaries of Seller and correctly sets forth as of the date hereof the capitalization of each Subsidiary, the jurisdiction in which Seller and each Subsidiary was organized, each jurisdiction in which Seller and each Subsidiary is and is required to be qualified or licensed to do business as a foreign Person and a brief summary of such Subsidiary's assets, liabilities and Business. Each Subsidiary is duly organized, validly existing and, where such concept is applicable, in good standing under the laws of the jurisdiction of its organization. Seller and its Subsidiaries have all necessary power and authority to own their respective properties and assets and to carry on their respective businesses as now conducted and, where such concept is applicable, are duly qualified or licensed to do business as foreign corporations in good standing in all jurisdictions in which the character or the location of the assets owned or leased by any of them or the nature of the business conducted by any of them requires licensing or qualification. Schedule 4.1 correctly lists the directors and executive officers of Seller and of each Subsidiary as of the date hereof. True, correct and complete copies of the respective charter documents of Seller and the Subsidiaries as in effect on the date hereof have been delivered to Buyer.

          (b) Seller represents and warrants that neither the SEC nor any member of its staff has made any demand or statement (orally or in writing) or has given any notice or recommendation (orally or in writing) at any time to Seller, its counsel or any other representative of Seller that would lead a prudent Person to conclude that the SEC or such staff member may recommend enforcement action under the Investment Act if Seller consummates the transactions contemplated hereby or that the SEC or such staff member does not believe that Seller may rely on Section 7(a) of the Investment Act upon the consummation of the transactions contemplated hereby.

          (c) Seller is not and, subject to Seller's compliance with the assumptions and facts set forth in the No Enforcement Request, which Seller hereby represents and warrants it shall comply with, Seller will not be upon the consummation of the transactions contemplated hereby (i) an "investment company" that is not subject to the exceptions set forth in Section 7(a) of the Investment Act for transactions which are merely incidental to the dissolution of an investment company, (ii) a company required to be registered under the Investment Act, (iii) a registered company under the Investment Act or (iv) an entity "controlled" by an "investment company" as such terms are defined in the Investment Act.

          (d) No Subsidiary is (i) a registered company under the Investment Act, (ii) an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Act or (iii) a company required to be registered under the Investment Act.

          4.2 EQUITY SECURITIES.

          Except as described in Schedule 4.1:

          Seller owns all of the outstanding Equity Securities of each of the Subsidiaries, beneficially and of record. All of such Equity Securities of the Subsidiaries are owned free and clear of any Encumbrance. At the Closing, Buyer will acquire title to and complete ownership of all of the issued and outstanding Equity Security of each Subsidiary, free of any Encumbrance. There are no outstanding Contracts or other rights to subscribe for or purchase, or Contracts or other obligations to issue or grant any rights to acquire, any Equity Securities of any Subsidiary, or to restructure or recapitalize any Subsidiary. There are no outstanding Contracts of Seller or any Subsidiary to repurchase, redeem or otherwise acquire any Equity Securities of any of such entities. All Equity Securities of the Subsidiaries are duly authorized, validly issued and outstanding and are fully paid and nonassessable and were issued in conformity with applicable Laws. There are no preemptive rights in respect of any Equity Securities of any Subsidiary. Any Equity Securities of any Subsidiary which were issued and reacquired by any of such entities were so reacquired (and, if reissued, so reissued) in compliance with all applicable Laws, and neither Seller nor any Subsidiary has any outstanding obligation or liability with respect thereto. Seller does not own (beneficially or of record) or have any other interest in any Equity Securities except as set forth on Schedule 4.1 and Schedule 4.1 correctly sets forth Seller's ownership interest in each Subsidiary and any other interest of Seller or of any other Person in such Subsidiary. Without limiting the generality of the preceding sentence, except as set forth on Schedule 4.1 neither Seller nor any one or more of the Subsidiaries (or any combination thereof) has 50% or more of the total voting power of shares of stock or other ownership interest entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies of any other Person.

          4.3 FINANCIAL STATEMENTS; CHANGES; CONTINGENCIES.

          (a) Audited Financial Statements. Seller has delivered to Buyer audited consolidated and unaudited consolidating balance sheets for Seller and its Subsidiaries at March 31, 1999 and the related audited consolidated and unaudited consolidating statements of operations, changes in stockholder's equity and changes in financial position or cash flow for the periods then ended. All such consolidated financial statements have been examined by the Auditors whose reports on the consolidated financial statements are included therewith. All such financial statements (consolidated and consolidating) have been prepared in conformity with GAAP applied on a consistent basis. Such statements of operations and cash flow present fairly the results of operations and cash flows of Seller and its Subsidiaries for the respective periods covered, and the balance sheets present fairly the financial condition of Seller and its Subsidiaries as of their respective dates. Seller has delivered or caused to be delivered to Buyer copies of each management letter or other letter delivered to Seller by Auditors in connection with such financial statements or relating to any review by Auditors of the internal controls of Seller during the five-year period ended March 31, 1999 or thereafter. Since March 31, 1999, there has been no change in any of the significant accounting policies, practices or procedures of Seller and/or the Subsidiaries.

          (b) Pro Forma Balance Sheets. The Pro Forma Balance Sheets delivered to Buyer on or before the Closing Date have been prepared in accordance with GAAP applied on a consistent basis and reflect the consummation of the transactions contemplated by each of the Restructuring Documents, and such Pro Forma Balance Sheets have been certified by the chief financial officers of Seller and its Subsidiaries.

          (c) No Material Adverse Changes. Except as set forth on Schedule 4.3(c) and in the SEC Reports, the relevant portions of which are attached hereto as part of Schedule 4.3(c), since March 31, 1999, whether or not in the ordinary course of business, there has not been, occurred or arisen (any one of the following being hereinafter referred to as a "Material Adverse Change"):

                    (i) any change in or event affecting (x) Seller, any
               Subsidiary or the Business or (y) the operations, the properties or assets (including, without limitation, the Purchased Assets), the Assumed Liabilities or the condition of Seller or any Subsidiary, that has had or may reasonably be expected to have a material adverse effect on Seller and its Subsidiaries taken as a whole or the Business or the operations, the properties or assets (including, without limitation, the Purchased Assets), the Assumed Liabilities or the condition of Seller and its Subsidiaries taken as a whole, or

                    (ii) any strike or other material labor dispute with respect to Seller or any Subsidiary, or

                    (iii) any casualty, condemnation, loss, damage or
               destruction (whether or not covered by insurance) of any of the Purchased Assets or of any property of any Subsidiary that has involved or is reasonably likely to involve a loss to Seller or such Subsidiary of more than $300,000 in any specific case or $600,000 in the aggregate.

          The filing of a voluntary petition by Seller, DNR North America, Inc. and DNR USA, Inc. under Chapter 11 of the Bankruptcy Code shall be deemed to not be material for purposes of Section 4.3(c)(i); provided, however, that it is acknowledged and agreed by the parties hereto that the fact that the filing of a voluntary petition by Seller, DNR North America, Inc. and DNR USA, Inc. under Chapter 11 of the Bankruptcy Code has been deemed to not be material for purposes of Section 4.3(c)(i) shall have no effect whatsoever on any determination, judgment or other action taken by Buyer or otherwise concerning whether any other event or occurrence (whether or not such event or occurrence arises during the Chapter 11 Case) constitutes a Material Adverse Change.

          (d) No Other Liabilities or Contingencies. As of the Closing Date, after giving effect to the transactions contemplated by the Restructuring Documents, neither Seller nor any Subsidiary shall have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, except liabilities that (i) are reflected or disclosed in the Claims Schedule (in amounts not in excess of the aggregate amount of such liabilities set forth in the Claims Schedule plus agreed upon reserves to cover disputed claims), (ii) constitute Assumed Liabilities under Section 2.2(b) hereof, (iii) are reflected or disclosed in the Pro Forma Balance Sheets, (iv) constitute liabilities incurred by Seller's Subsidiaries in the ordinary course after the date of the Pro Forma Balance Sheets or (v) are set forth in Schedule 4.3(d).

          4.4 TAX AND OTHER RETURNS AND REPORTS.

          (a) Seller and each Subsidiary has timely filed or will timely file (or, where permitted or required, its respective direct or indirect parents have timely filed or will timely file) all Tax Returns required to be filed by Seller and each Subsidiary (other than with respect to Tax Returns which claim a refund) and has paid or will have paid all Taxes due (whether or not shown on any such Tax Return) for all periods ending on or before the Closing Date. Adequate provision has been made in the books and records of Seller and each Subsidiary, and to the extent required by GAAP in the financial statements (including, without limitation, the Pro Forma Balance Sheets) referred to in
Section 4.3 above or delivered to Buyer, for all Taxes whether or not due and payable and whether or not disputed. Neither Seller nor any Subsidiary has elected to be treated as a consenting corporation under Section 341(f) of the Code. Schedule 4.4 lists the date or dates through which the IRS and any other Governmental Entity have examined the United States federal income tax returns and any other Tax Returns of Seller and its Subsidiaries. All Tax Returns required to be filed by Seller and each Subsidiary, including amendments to date, have been prepared in good faith without negligence or willful misrepresentation and are complete and accurate in all material respects. Except as set forth in Schedule 4.4, no Governmental Entity has, during the past three years, examined or is in the process of examining any Tax Returns of Seller or any Subsidiary. Except as set forth on Schedule 4.4, no Governmental Entity has, during the past three years, asserted or assessed or, to the best knowledge of Seller, threatened to assert, any deficiency, assessment or claim for Taxes of Seller or any Subsidiary and to the best knowledge of Seller there would be no basis for any such delinquency, assessment or claim. Except as set forth on
Schedule 4.4, neither Seller nor any Subsidiary has requested any extension of time within which to file any Tax Return in respect of any taxable year, which Tax Return has not since been filed.

          (b) Neither Seller nor any Subsidiary is presently or has been a "foreign investment company" as such term is defined in Section 1246(b) of the Code.

          (c) To the best knowledge of Seller, neither Seller nor any Subsidiary is presently or has been a "passive foreign investment company" as such term is defined in Section 1297(a) of the Code.

          4.5 MATERIAL CONTRACTS TC.

          Part One of Schedule 4.5 lists each Material Contract of Seller and the Subsidiaries. Unless otherwise so noted in Part One of Schedule 4.5, no Material Contract (a) obligates Seller or any Subsidiary to pay an amount of $35,000 or more, (b) has an unexpired term in excess of 6 months and is cancelable with less than 6 months notice, (c) was entered into other than in the ordinary course of business and on arms length terms, (d) provides for an extension of credit other than consistent with normal credit terms, (e) limits or restricts the ability of Seller or any Subsidiary to compete or otherwise to conduct the Business in any manner or place, (f) provides for a guaranty or indemnity by Seller or any Subsidiary, (g) grants a power of attorney, agency or similar authority to another Person, (h) contains a right of first refusal, (i) contains a right or obligation other than in the ordinary course of business of any Affiliate, officer or director or any Associate, of Seller or any Subsidiary, or (j) requires Seller or its Subsidiaries to buy or sell goods or services with respect to which there will be material losses or will be costs and expenses materially in excess of expected receipts (other than as provided for or otherwise reserved against on the most recent balance sheets referred to in Section 4.3). True, correct and complete copies of the Material Contracts appearing on Part One of Schedule 4.5, including all amendments and supplements, have been delivered to Buyer. Part Two of Schedule 4.5 lists each Assumed Contract that will be assumed by Seller and assigned to Buyer pursuant to
Section 365(a) of the Bankruptcy Code and the Plan. Each Material Contract is valid and subsisting and, except as set forth on Schedule 4.5, no breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by Seller or its Subsidiary, as the case may be, or, to the best knowledge of Seller, any other party or obligor with respect thereto, has occurred or as a result of this Agreement or performance thereof will occur (other than a breach or default resulting solely from the commencement of the Chapter 11 Case). Except as set forth on Part One of Schedule 4.5, consummation of the transactions contemplated by this Agreement will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, Seller or any Subsidiary under any of the Material Contracts.

          4.6 CONDITION OF PROPERTY; LEASES.

          (a) Except as set forth on Schedule 4.6(a), Seller and each Subsidiary has good and marketable title to each of their assets and properties, free and clear of any Encumbrances except Permitted Encumbrances. Seller has all rights, power and authority to sell, convey, assign, transfer and deliver the Purchased Assets to Buyer in accordance with the terms of this Agreement, the Plan and the Confirmation Order. At the Closing, Seller shall deliver the Purchased Assets to Buyer, free and clear of any Encumbrances except for Permitted Encumbrances or Permitted Exceptions and as set forth in the Plan. The assets and properties of Seller and each Subsidiary have been regularly and appropriately maintained, repaired and replaced, are not materially defective except for ordinary wear and tear and are adequate for use in the Business. The use, occupancy and operation of the assets and properties (including, without limitation, the Purchased Assets) of Seller and each Subsidiary comply in all material respects with all applicable Laws material to the Business.

          (b) The Real Property of Seller and its Subsidiaries listed on
Schedule 4.6(b) consists of all real property and leasehold interests used by Seller and its Subsidiaries in the conduct of the Business. Neither Seller nor any Subsidiary has received any notice of any proposed special assessments, expropriation or any proposed material changes in property tax or land use or environmental Laws affecting any Real Property.

          (c) (i) All material leasehold properties (including, without limitation, all leasehold properties that constitute part of the Purchased Assets) held by Seller or any Subsidiary as lessee are held under valid, binding and enforceable leases, subject only to such exceptions as are not, individually or in the aggregate, material to the Business.

                    (ii) Seller has heretofore delivered to Buyer a true,
               correct and complete copy of the lease creating each leasehold interest (including, without limitation, leasehold interests comprising a portion of the Purchased Assets) of Seller and its Subsidiaries, together with all amendments, modifications, alterations, and other changes thereto (each, a "Lease" and collectively, the "Leases").

                    (iii) The Leases constitute the entire agreement to which
               Seller or any Subsidiary is a party with respect to the properties which are demised pursuant thereto.

                    (iv) The term of each Lease is accurately set forth on
               Schedule 4.6(b). Seller or one of its Subsidiaries has accepted possession of the property demised pursuant to each Lease and is in actual possession thereof and has not sublet, assigned or hypothecated its leasehold interest except as set forth on
               Schedule 4.6(c).

                    (v) As of the date hereof, all conditions precedent to the enforceability of each Lease have been satisfied and there exists no breach or default, nor state of facts which, with the passage of time, notice, or both, would result in a breach or default on the part of either Seller, its Subsidiaries or, to the best knowledge of Seller, the lessor thereunder (other than a breach or default resulting solely from the commencement of the Chapter 11 Case).

                    (vi) Neither Seller nor any of its Subsidiaries has received notice of non-compliance with any restriction encumbering any leased property, nor has Seller or any Subsidiary received notice of any zoning violations affecting any leased property.

                    (vii) There is no pending or, to the best knowledge of
               Seller, threatened Action that would materially interfere with the quiet enjoyment of any such leasehold by Seller or its Subsidiaries or, after the Closing, by Buyer.

          (d) All water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by Law for the present use and operation of the Real Property are installed across public property or valid easements to the boundary lines of the Real Property, and are connected pursuant to valid permits, and such facilities are adequate to service the Real Property.

          4.7 INTANGIBLE PROPERTY.

          (a) Seller and/or its Subsidiaries own all right, title and interest to the patents and patent applications listed on Schedule 4.7(a)(i) (except as otherwise noted on such Schedule) ("Seller Patents"), and the trademarks and trademark applications listed in Schedule 4.7(a)(ii) (except as otherwise noted on such Schedule) ("Seller Trademarks"). Seller represents and warrants that Schedules 4.7(a)(i) and 4.7(a)(ii) represent true, correct, complete and accurate listings of all of Seller's and its Subsidiary's patents and trademarks based on a review of internal and public records.

          (b) Except as listed in Schedule 4.7(b), Seller and its Subsidiaries have not granted any license under the Seller Patents or Seller Trademarks to any Person and are under no obligation to grant any license.

          (c) Except as listed in Schedule 4.7(c), each inventor of any Seller Patents has assigned his or her entire right, title and interest in such Seller Patents to the Seller or its Subsidiaries.

          (d) Except as set forth on Schedule 4.7(d), there is no Order or Action pending or, to the best knowledge of Seller, threatened, relating to the ownership, validity and/or infringement of patents, trademarks, trade secrets, or other proprietary information or materials of Seller or its Subsidiaries.

          (e) Notwithstanding Schedule 4.7(d), to the best knowledge of Seller, neither Seller nor any Subsidiary is infringing or otherwise violating any patent, trademark or other proprietary rights of others.

          (f) To the best knowledge of Seller, there are no infringements by others of any of the Seller's patent, trademark or other proprietary rights that could materially affect the use thereof by Buyer or the Subsidiaries.

          (g) To the best knowledge of Seller, no patent, trademark or other proprietary rights are owned by third parties that would prevent the Seller or its Subsidiaries from conducting the research, development and/or business now being conducted or proposed to be conducted by the Seller and its Subsidiaries.

          (h) The Products, in all material respects, perform the functions and operations, have the technical capabilities and meet or exceed the specifications appearing in internal documentation of Seller and its Subsidiaries and in the technical and marketing literature disseminated by Seller and its Subsidiaries.

          4.8 AUTHORIZATION; NO CONFLICTS.

          The execution, delivery and performance of this Agreement, the Restructuring Documents, the Operating Agreement, the Canadian Stockholders Agreement and any related agreements to which Seller or any Subsidiary is a party to has been (or, as the case may be, will be prior to the Closing Date) duly and validly authorized by the board of directors of Seller or such Subsidiary and by all other necessary corporate action on the part of Seller and such Subsidiary. This Agreement, the Restructuring Documents, the Operating Agreement, the Canadian Stockholders Agreement and any related agreements constitute (or, as the case may be, will constitute) the legally valid and binding obligation of Seller and any Subsidiary party thereto, enforceable against Seller or such Subsidiary in accordance with its terms. Except as described in Schedule 4.8(a), the execution, delivery and performance of this Agreement by Seller and the execution, delivery and performance of each of the Restructuring Documents, the Operating Agreement, the Canadian Stockholders Agreement and any related agreements or contemplated transactions by Seller or any Subsidiary will not (or, as the case may be, does not) violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents or by-laws of any of such entities or any Contract of any of such entities (other than a breach, violation or default resulting solely from the commencement of the Chapter 11
Case), result in the imposition of any Encumbrance against any assets or properties of Seller or any Subsidiary (other than the super-priority claim of Buyer under the Breakup Fee Order and Section 364(c)(1) of the Bankruptcy Code with respect to the Breakup Fee and Reimbursement Expense, the Buyer's hypothec and security interest granted under Section 10.5 of the Canadian Stockholders Agreement and such Encumbrances that constitute Permitted Encumbrances), or violate any Law. Schedule 4.8(b) lists all Permits and Approvals (other than Orders of the Bankruptcy Court) required to be obtained by Seller or any Subsidiary from any U.S. Governmental Entity to consummate the transactions contemplated by this Agreement. Except for matters identified in Schedule 4.8(b) as requiring that certain actions be taken by or with respect to a third party or Governmental Entity, the execution and delivery of this Agreement, the Restructuring Documents, the Operating Agreement, the Canadian Stockholders Agreement and any related agreements to which Seller or any Subsidiary is a party (or, as the case may be, will be a party to) and the performance of this Agreement, the Restructuring Documents, the Operating Agreement, the Canadian Stockholders Agreement and any related agreements and any related or contemplated transactions by Seller or any Subsidiary will not require filing or registration with, or the issuance of any Permit by, any other third party or U.S. Governmental Entity.

          4.9 LEGAL PROCEEDINGS AND CERTAIN LABOR MATTERS.

          Except as set forth on Schedule 4.9, there is no Order or Action pending, or, to the best knowledge of Seller, threatened, against or affecting Seller or any Subsidiary or any of their respective properties or assets that individually or when aggregated with one or more other Orders or Actions that has or if determined adversely to the interest of Seller or Buyer might reasonably be expected to have a material adverse effect on (x) Seller or any Subsidiary, the Business, the Purchased Assets (or the use, operation or value thereof), the Assumed Liabilities, the Seller's ability to perform this Agreement or (y) on any material aspect of the transactions contemplated by this Agreement. There is no organized labor strike, dispute, slowdown or stoppage, or collective bargaining or unfair labor practice claim (collectively, "Labor Matters"), pending or threatened, against or affecting Seller or any Subsidiary or the Business. Schedule 4.9 lists each Order, Action and Labor Matter that involves a claim or potential claim (whether or not such claim is insured against) of aggregate liability in excess of $35,000 against, or that enjoins or compels or seeks to enjoin or to compel any activity by, Seller or any Subsidiary. There is no matter as to which Seller or any Subsidiary has received any notice, claim or assertion, or, to the best knowledge of Seller, which otherwise has been threatened, against or affecting any director, officer, employee, agent or representative of Seller or any Subsidiary or any other Person in connection with which any such Person has or may reasonably be expected to have any right to be indemnified by Seller or any Subsidiary.

          4.10 MINUTE BOOKS.

          The minute books of Seller and its Subsidiaries (copies of which have been made available to Buyer) accurately reflect all actions and proceedings taken to date by the respective shareholders, boards of directors and committees of Seller and its Subsidiaries, and such minute books contain true and complete copies of the charter documents of Seller and its Subsidiaries and all related amendments. The stock record books (or any other books and records functionally equivalent to a stock record book) of Seller and each Subsidiary reflect accurately all transactions in their respective capital stock of all classes.

          4.11 ACCOUNTING RECORDS; INTERNAL CONTROLS.

          (a) Accounting Records. Seller and its Subsidiaries have records that accurately and validly reflect their respective transactions, and accounting controls sufficient to insure that such transactions are (i) executed in accordance with management's general or specific authorization and (ii) recorded in conformity with GAAP so as to maintain accountability for assets.

          (b) Data Processing; Access. Such records, to the extent they contain important information that is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely pursuant to procedures and techniques utilized by companies of comparable size in similar lines of business. The data processing equipment, data transmission equipment, related peripheral equipment and software used by Seller and its Subsidiaries in the operation of the Business (including any disaster recovery facility) to generate and retrieve such records are comparable in performance, condition and capacity with those utilized by companies of comparable size in similar lines of business.

          4.12 INSURANCE.

          All of the insurance policies (including, without limitation, insurance policies related to the Employment Plans) and bonds maintained by Seller and its Subsidiaries (copies of all of which have been delivered to Buyer) are in full force and effect and will remain in full force and effect in favor of Buyer or the Subsidiaries following the consummation of the transactions contemplated by this Agreement (subject to such entities' continuing compliance with the applicable terms thereof). Schedule 4.12 lists all insurance policies and bonds that are material to the Business. Neither Seller nor any Subsidiary is in default under any insurance policy or bond and no premium is past due thereon. Seller and its Subsidiaries have timely filed claims and/or notices with their respective insurers with respect to all matters and occurrences for which they believe they have coverage (including, without limitation, timely notices relating to products liability and warranty claims). Seller and its Subsidiaries have received no notice or other indication from any insurer or agent of any intent to cancel or not so renew any of such insurance policies, and have not received any notice relating to a refusal of coverage or that a defense will be afforded with a reservation of rights. Without limiting the generality of the preceding sentence, each of the product liability claims set forth on Schedule 4.9 is an insured against claim and neither Seller nor any Subsidiary has received notice of a refusal of coverage with respect to such claim or has reason to believe that Seller or such Subsidiary do not have coverage in accordance with the terms of the applicable insurance policy with respect to such claim. Seller and its Subsidiaries have complied with and implemented all outstanding (i) requirements of any insurance company that has issued a policy with respect to any of the properties and assets (including, without limitation, the Purchased Assets) of Seller or any Subsidiary and (ii) requirements of Board of Fire Underwriters or other body exercising similar functions or any Governmental Entity with respect to any such insurance policy.

          4.13 PERMITS.

          Seller and its Subsidiaries hold all Permits that are required by any Governmental Entity to permit each of them to conduct their respective businesses as now conducted and operate any of their assets owned or used by them as they are now operated, and as of the date hereof all such Permits material to the Business are valid and in full force and effect, and as of the Closing Date all such Permits shall be, valid and subsisting and in full force and effect. All such Permits of Seller are Purchased Assets. No suspension, cancellation or termination of any of such Permits is threatened or pending.

          4.14 COMPLIANCE WITH LAW.

          (a) Seller and its Subsidiaries are organized and have conducted their respective businesses in accordance in all material respects with applicable Laws, and the forms, procedures and practices of Seller and its Subsidiaries are in compliance in all material respects with all such Laws.

          (b) The Seller's and its Subsidiaries' use and operation of their respective assets (including, without limitation, the Purchased Assets) are in compliance in all material respects with all applicable Laws, and there are no violations of any such Laws.

          4.15 DIVIDENDS AND OTHER DISTRIBUTIONS.

          Except as set forth in Schedule 4.15, subsequent to the date of the most recent financial statements described in Section 4.3, there has been no (i) dividend or other distribution of assets or Equity Securities whether consisting of money, property or any other thing of value, declared, issued or paid to or for the benefit of any Person owning (beneficially or of record) any Equity Securities of Seller or any Equity Securities of the Subsidiaries and (ii) redemption, conversion, retirement, sinking fund or similar payment, purchase or other acquisition for value of any Equity Securities of Seller or any Equity Securities of the Subsidiaries.

          4.16 EMPLOYEE BENEFITS.

          (a) Employee Benefit Plans, Collective Bargaining and Employee Agreements, and Similar Arrangements.

                    (i) Schedule 4.16A lists all employee benefit plans and
               collective bargaining, employment or severance agreements or other similar arrangements to which Seller or any U.S. Subsidiary is a party by which any of them is bound, legally or otherwise or with respect to which Seller or any U.S. Subsidiary could continue to have any liability (collectively, "Employment Plans"), including, without limitation, (w) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (x) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to Seller automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, (y) any employment agreement not terminable on thirty
               (30) days (or less) written notice, or (z) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA) whether or not such plan is subject to Title I of ERISA.

                    (ii) Schedule 4.16A identifies for each Employment Plan the
               U.S. Subsidiary of Seller that is a party thereto or has any employees covered by such Plan.

                    (iii) Seller has delivered or caused to be delivered to
               Buyer true and complete copies of all documents and summary plan descriptions with respect to such plans, agreements and arrangements, or summary descriptions of any such plans, agreements or arrangements not otherwise in writing.

                    (iv) Except as contemplated by Section 6.10, there are no
               negotiations, demands or proposals that are pending or have been made which concern matters now covered, or that would be covered, by plans, agreements or arrangements of the type described in this Section.

                    (v) Seller and its U.S. Subsidiaries are in compliance in
               all material respects with the applicable provisions of ERISA, the regulations and published authorities thereunder, and all other Laws applicable with respect to all such employee benefit plans, agreements and arrangements. Seller and its U.S. Subsidiaries have performed all of their obligations under all such plans, agreements and arrangements. To the best knowledge of Seller, there are no Actions (other than routine claims for benefits) pending or threatened against such plans or their assets, or arising out of such plans, agreements or arrangements, and all such plans, agreements and arrangements have been operated in compliance with their terms. To the best knowledge of Seller, no facts exist which could give rise to any such Actions.

                    (vi) Except as specified in Schedule 4.16A, each of the
               plans, agreements or arrangements can be terminated by Seller or by one of the U.S. Subsidiaries within a period of thirty (30) days following the Closing Date, without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits.

                    (vii) Except with respect to the obligations of Seller and
               Marker USA (as set forth on Schedule 4.17) arising under or relating to the employee retention incentive program adopted by Seller and Marker USA (a copy of which program and/or the resolutions of the board of directors authorizing the same has been delivered to Buyer), all obligations of the Seller and its U.S. Subsidiaries under each such plan agreement and arrangement
               (x) that are due prior to the Closing Date have been paid or will be paid prior to that date, and (y) that have accrued prior to the Closing Date have been or will be paid or properly accrued at that time.

          (b) Qualified Plans.

                    (i) Schedule 4.16B lists all "employee pension benefit
               plans" (within the meaning of Section 3(2) of ERISA) in Schedule 4.16A that are also stock bonus, pension or profit-sharing plans within the meaning of Section 401(a) of the Code.

                    (ii) Each such plan has been duly authorized by the
               appropriate board of directors of Seller and each participating Subsidiary. Each such plan is qualified in form and operation under Section 401(a) of the Code and each trust under each such plan is exempt from tax under Section 501(a) of the Code. To the best knowledge of Seller, no event has occurred that will or could give rise to disqualification or loss of tax-exempt status of any such plan or trust under such sections. No event has occurred that will or could subject any such plans to tax under
               Section 511 of the Code. To the best knowledge of Seller, no prohibited transaction (within the meaning of Section 4975 of the Code) or party-in-interest transaction (within the meaning of
               Section 406 of ERISA) for which an exemption is not available has occurred with respect to any of such plans.

                    (iii) Seller has delivered to Buyer for each such plan
               copies of the following documents, to the extent applicable to any such plan: (A) the Form 5500 filed in each of the most recent three plan years, including but not limited to all schedules thereto and financial statements with attached opinions of independent accountants, (B) the most recent determination letter from the IRS (which may be a letter issued to the prototype sponsor of any such sponsor of any such plan which is a prototype plan), (C) the consolidated statement of assets and liabilities of such plan as of its most recent valuation date, and (D) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under such plan for the most recently ended plan year. The financial statements so delivered fairly present the financial condition and the results of operations of each of such plans as of such dates, in accordance with GAAP.

          (c) Title IV Plans.

                    (i) None of the Employment Plans in Schedules 4.16A and
               4.16B is subject to Title IV of ERISA. No ERISA Affiliate participates or has participated in any plan subject to Title IV of ERISA.

          (d) Multiemployer Plans.

                    None of the Employment Plans in Schedules 4.16A and 4.16B is
               a multiemployer plan within the meaning of Section 3(37) of ERISA and no ERISA Affiliate participates or has participated in any such multiemployer plan.

          (e) Health Plans. All group health plans of Seller, any Subsidiary and any ERISA Affiliate have been operated in compliance in all material respects with the group health plan continuation coverage requirements of Sections 601 to 609 of ERISA and Section 4980B of the Code to the extent such requirements are applicable.

          (f) Fines and Penalties. There has been no act or omission by Seller or any U.S. Subsidiary or any ERISA Affiliate that has given rise to or may give rise to material fines, penalties, taxes, or related charges under Section 502(c) or (k) or Section 4071 of ERISA or Chapter 43 of the Code.

          (g) Employee Benefit Obligations. Schedule 4.16G lists all of Seller's unpaid obligations to its employees as of the Closing Date for compensation, wages, bonuses, severance pay, vacation time, pay in lieu of vacation and, to the best knowledge of Seller as of the Closing Date, uninsured against sickness and accident benefits and leaves of absence.

          4.17 CERTAIN INTERESTS.

          Except as set forth on Schedule 4.17, no Affiliate of Seller or any Subsidiary nor any officer or director of any thereof, nor Associate of any such individual, has any material interest in any of the Purchased Assets, the Assumed Liabilities or any property used in or pertaining to the Business; no such Person is indebted or otherwise obligated to Seller or any Subsidiary; and neither Seller nor any Subsidiary is indebted or otherwise obligated to any such Person, except for amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance. Except as set forth on Schedule 4.17, the consummation of the transactions contemplated by this Agreement and the Plan will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any benefit or payment (severance or other) arising or becoming due from Seller or any Subsidiary or the successor or assign of any thereof to any Person.

          4.18 INTERCOMPANY TRANSACTIONS.

          (i) As of the Closing Date, no Subsidiary of Seller shall owe any liabilities or obligations to Seller and, except as set forth on Part One of
Schedule 4.18, no Subsidiary shall owe any liabilities or obligations to any Affiliate of Seller and none of such Affiliates shall have any obligation to Seller or any Subsidiary. (ii) As of the Closing Date, except as set forth on Part One of Schedule 4.18, neither Seller nor any of its Subsidiaries shall have any continuing commitment, obligation or liability of any kind with respect to any and all loans, or other extensions of credit made or guaranteed by Seller or any Subsidiary to or for the benefit of any director, officer, or employee of Seller or any Subsidiary or any of their Associates. Except as set forth on Part Two of Schedule 4.18, the consummation of the transactions contemplated by this Agreement and the Plan will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment arising or becoming due from any Subsidiary or the successor or assign of any thereof to Seller or any Affiliate of Seller or to any director, officer or employee of Seller or any Subsidiary.

          4.19 NO BROKERS OR FINDERS.

          No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Seller or any Subsidiary or any of their respective Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions.

          4.20 ACCURACY OF INFORMATION.

          None of the information supplied or to be supplied by or on behalf of Seller or any Subsidiary (a) to any Person for inclusion in any document or application filed with or to be issued by any Governmental Entity having jurisdiction over or in connection with the transactions contemplated by this Agreement (including, without limitation, the No Enforcement Request and any other information made available to the SEC or any member of its staff in connection with determining that Seller will not be required to register under the Investment Act after consummating the transactions contemplated hereby) or
(b) to Buyer, its agents or representatives in connection with Seller, any Subsidiary, the Business, the Purchased Assets, the Assumed Liabilities, the Excluded Liabilities, this Agreement, the negotiations leading up to this Agreement or the transactions contemplated hereby did contain, or at the respective times such information is or was delivered, will contain any untrue statement of a material fact, or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If any of such information at any time subsequent to delivery and prior to Closing becomes untrue or misleading, in any material respect, Seller will promptly notify Buyer in writing of such fact and the reason for such change. All documents required to be filed by Seller or any Subsidiary with any Governmental Entity in connection with this Agreement or the transactions contemplated by this Agreement will comply in all material respects with the provisions of applicable Law.

          4.21 INVENTORIES.

          Except as set forth on Schedule 4.21, all Inventory of Seller and each Subsidiary are of good merchantable quality, reasonably in balance, and readily salable (in the case of Inventory held for sale) or currently usable (in the case of other Inventory) in the ordinary course of business. The value of obsolete, damaged or excess Inventory and of Inventory below standard quality has been written down on the most recent balance sheet delivered to Buyer pursuant to Section 4.3 or, with respect to Inventories purchased since such balance sheet date, on the books and records of Seller, to ascertainable market value, or adequate reserves described on such balance sheet have been provided therefor, and the value at which inventories are carried reflects the customary Inventory valuation policy of Seller and its Subsidiaries (which fairly reflects the value of obsolete, spoiled or excess Inventory) for stating Inventory, in accordance with GAAP consistently applied. Seller has delivered to Buyer a true, correct and complete copy of a perpetual Inventory report for the week ending immediately prior to the date hereof and shall have delivered on or before the Closing Date to Buyer a true, correct and complete copy of a perpetual Inventory report for the week ending immediately prior to the Closing Date, together, in each case, with a certificate of the chief financial officer of Seller certifying the accuracy of such reports to the best of his knowledge. Each such Inventory report shall be prepared based upon the books and records of Seller and its Subsidiaries (and not a physical inventory) and shall set forth an Inventory list of Seller and each Subsidiary and specify the amount, kinds, pricing and location of the Inventory covered thereby.

          4.22 ACCOUNTS RECEIVABLES.

          All Accounts Receivable of Seller and its Subsidiaries (other than intercompany Accounts Receivable), whether reflected on the most recent balance sheet delivered to Buyer or on the accounting records of Seller and the Subsidiaries as of the Closing Date, represent sales actually made in the ordinary course of business, and are current and, without guarantying the creditworthiness of the account debtors, are fully collectible net of any reserves shown on such balance sheet or on such accounting records (which reserves are adequate and were calculated on a basis consistent with GAAP and past practices and taking into account current circumstances relating to the Business) in accordance with their terms. Seller has delivered to Buyer a complete and accurate aging list of all Accounts Receivable of Seller and each Subsidiary as of the week ending immediately prior to the date hereof and Seller shall deliver to Buyer on or before the Closing Date a complete and accurate aging list of all Accounts Receivable of Seller and each Subsidiary as of the week ending immediately prior to the Closing Date, together, in each case, with a certificate of the chief financial officer of Seller certifying the accuracy of such aging lists.

          4.23 CUSTOMERS AND SUPPLIERS.

          Schedule 4.23 lists the names of and describes all Contracts with and the appropriate percentage of Business attributable to, the twenty (20) largest customers of and most significant suppliers (other than any customer or supplier that is an Affiliate of Buyer or that is a Subsidiary of Seller) of the Business of Seller and Marker USA, Marker Deutschland GmbH and Marker Japan Co., Ltd. at the date of this Agreement and any sole-source suppliers of significant goods or services (other than electricity, gas, telephone or water) to Seller or any Subsidiary with respect to which alternative sources of supply are not readily available on comparable terms and conditions. Neither Seller nor any Subsidiary has any information (whether in writing or otherwise) indicating that any of the customers or suppliers listed on Schedule 4.23 intend to cease doing business with Seller or any of its Subsidiaries or materially alter the amount of business they are presently doing with Seller and/or its Subsidiaries. Except as set forth in Schedule 4.23, since March 31, 1999, there has not been (i) any material change in the business relationship of Seller and/or its Subsidiaries with any customer or supplier named in Schedule 4.23 or (ii) any change in any material term (including credit terms) of the sales and other related agreements or supply and other related agreements with any such customer or supplier.

          4.24 ENVIRONMENTAL COMPLIANCE.

          Except as set forth in Schedule 4.24, (i) neither Seller nor any Subsidiary has generated, used, transported, treated, stored, released or disposed of, or has suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance in violation of any Laws; (ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the Business of the Seller or any Subsidiary or the use of any property or facility of the Seller of any Subsidiary or any nearby or adjacent properties or facilities, which has created or might reasonably be expected to create any liability under any Laws or which would require reporting to or notification of any Governmental Entity or which has given rise to or might reasonably be expected to give rise to any obligation to remediate such Hazardous Substance; (iii) no asbestos or polychlorinated biphenyl or underground storage tank is contained in or located at any facility or Real Property of the Seller or any Subsidiary in violation of any Laws; and
(iv) any Hazardous Substance handled or dealt with in any way in connection with the businesses of the Seller or any Subsidiary, whether before or during Seller's ownership, has been and is being handled or dealt with in all respects in compliance with applicable Laws.

          4.25 POWERS OF ATTORNEY.

          Except as set forth on Part One of Schedule 4.5, Seller and the Subsidiaries have not given any power of attorney (irrevocable or otherwise) to any Person for any purpose relating to the Business, Purchased Assets or Assumed Liabilities, other than powers of attorney given to regulatory authorities in connection with routine qualifications to do business.

          4.26 RESTRUCTURING DOCUMENTS.

          Except as permitted under Section 6.13, (x) Seller has delivered or caused to be delivered to Buyer, as of the date hereof, copies of each Lockup Document and, as of the Closing Date, each other Restructuring Document, to which Seller, any Subsidiary or any officer, any director or any other member of senior management of Seller is a party, duly executed by each Person party thereto and (y) as of the date hereof each such Lockup Document is, and as of the Closing Date each such Lockup Document and each other Restructuring Document will be, valid and subsisting and in full force and effect. Each such Lockup Document and Restructuring Document shall become effective on the Closing Date and the transactions contemplated thereby shall be consummated concurrently with or prior to the Closing in accordance with the terms thereof. No breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default under such Lockup Document or Restructuring Document by Seller or any Subsidiary, as the case may be, or, to the best knowledge of Seller, any other party or obligor with respect thereto, has occurred or as a result of this Agreement or performance thereof will occur.

          4.27 EQUITY LOCKUP AGREEMENT.

          Each senior officer, director (other than Vinton Sommerville and Eiichi Isomura) and other member of senior management of Seller is a party to the Equity Lockup Agreement. The Persons party to the Equity Lockup Agreement have the power to vote 51% or more of the Equity Securities of Seller (as of the date hereof and as of the record date for voting on the Plan). Seller shall within 30 days of the date hereof deliver to Buyer a duly executed counterpart signature page of Vinton Sommerville and Eiichi Isomura to the Equity Lockup Agreement.

          4.28 YEAR 2000 PROBLEMS.

          Seller's Subsidiaries (i) are engaged in a process of assessment of the existence of Year 2000 Problems that is reasonably appropriate to the scope and complexity of their respective Systems; (ii) have made a reasonable effort to substantially eliminate Year 2000 Problems; and (iii) have provided Buyer with copies of all written material relating to or otherwise describing the efforts made by the Subsidiaries to substantially eliminate Year 2000 Problems and such other related information as Buyer has requested.

          4.29 GOVERNMENT FILINGS.

          Seller has delivered to Buyer true, correct and complete copies of all correspondence, filings or communications, including the No Enforcement Request, and file memoranda evidencing telephonic conferences with representatives of any Governmental Entity or member of its staff, with respect to the transactions contemplated by this Agreement.

          4.30 SEC FILINGS.

          Seller has filed all forms, reports and documents required to be filed with the SEC since August 16, 1994, and has heretofore delivered to Buyer, in the form filed with the SEC, together with any amendments thereto, its (i) Annual Reports on Form 10-K for the fiscal year ended March 31, 1995, 1996, 1997, 1998 and 1999 and (ii) other reports or registration statements filed by Seller with the SEC since August 16, 1994 (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated under each of such respective acts, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents, warrants and agrees as follows:

          5.1 ORGANIZATION AND RELATED MATTERS.

          Buyer is a GmbH duly organized and validly existing under the laws of Switzerland. Buyer has the necessary partnership power and authority to execute, deliver and perform this Agreement and any related agreements to which it is party. Buyer has all necessary partnership power and authority to carry on its business as now being conducted and as proposed to be conducted. Where such concept is applicable, as of the Closing Date Buyer will be duly qualified or licensed as a foreign corporation in good standing in all jurisdictions in which the character or location of the assets owned or leased by it or the nature of its business as conducted and as proposed to be conducted requires licensing or qualification unless the failure to be so licensed or qualified will not have a material adverse effect on Buyer. Buyer is a newly formed entity, formed for the purpose of consummating the transactions contemplated by this Agreement, and has yet to commence business operations other than as contemplated by the Canadian Stockholders Agreement. Buyer has no liabilities and will have no material liabilities as of the Closing Date, other than those incurred in connection with this Agreement, the Plan, the Restructuring Documents, the Operating Agreement, the Canadian Stockholders Agreement and the related agreements to which it is a party, and, as of the Closing Date, will have no material assets other than capital contributions and/or other investments made by CT in an amount equal to $13,974,499, the Equity Securities issued to it pursuant to the Canadian Stockholders Agreement and the Purchased Assets to be purchased pursuant to the terms hereof and the Plan. True, correct and complete copies of the organizational documents of Buyer as in effect on the Closing Date shall be delivered to Seller at the Closing.

          5.2 AUTHORIZATION.

          The execution, delivery and performance of this Agreement and any related agreements to which Buyer is a party has been duly and validly authorized by the board of directors of Buyer and by all other necessary partnership action on the part of Buyer. This Agreement and any related agreements to which Buyer is a party constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

          5.3 NO CONFLICTS.

          The execution, delivery and performance of this Agreement by Buyer will not violate the provisions of, or constitute a breach or default whether upon lapse of time and/or the occurrence of any act or event or otherwise under
(a) the Operating Agreement (b) any Law to which Buyer is subject or (c) any Contract to which Buyer is a party, provided (as to clauses (b) and (c) respectively) that the appropriate regulatory approvals are received as contemplated by Section 8.1 and specified consents, if any, are secured.

          5.4 NO BROKERS OR FINDERS.

          No agent, broker, finder or investment or commercial banker, or other Person or firms engaged by or acting on behalf of Buyer or its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or such transactions.

          5.5 LEGAL PROCEEDINGS.

          There is no Order or Action pending or to the best knowledge of Buyer, threatened against or affecting Buyer that individually or when aggregated with one or more other Actions has or might reasonably be expected to have a material adverse effect on Buyer's ability to perform this Agreement or any other aspect of the transactions contemplated by this Agreement.

          5.6 CAPITALIZATION OF BUYER.

          As of the date hereof and until the Closing Date, CT shall own all of the outstanding Equity Securities of Buyer, beneficially and of record. Other than as contemplated by this Agreement, the Operating Agreement and the Employment Agreement of Peter Weaver, as of the Closing Date (i) there shall be no outstanding Contracts or other rights to subscribe for or purchase, or Contracts or other obligations to issue or grant any rights to acquire, any Equity Securities of Buyer, or to restructure or recapitalize Buyer, (ii) there shall be no outstanding Contracts of Buyer to repurchase, redeem or otherwise acquire any Equity Securities of Buyer and (iii) there shall be no preemptive rights in respect of any Equity Securities of Buyer. Subject to the terms of the Operating Agreement and this Agreement, at the Closing, Seller will acquire title to and complete ownership of the Equity Consideration, free of any Encumbrance. At the Closing, the Equity Consideration shall be duly authorized, validly issued and outstanding and shall be fully paid and nonassessable and shall have been issued in conformity with applicable Laws and shall represent 15% of Buyer's issued and outstanding Equity Securities on a fully diluted basis.

                                   ARTICLE VI

                   COVENANTS WITH RESPECT TO CONDUCT OF SELLER
                      AND ITS SUBSIDIARIES PRIOR TO CLOSING

          During the period from the date hereof through the Closing Date, Seller covenants and agrees as follows:

          6.1 ACCESS.

          Seller will, and will cause the Subsidiaries to, authorize and permit Buyer and its representatives (which term shall be deemed to include its independent accountants and counsel and representatives of prospective financing institutions of Buyer) to have access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of their respective businesses, to all of their respective properties, books, records, operating instructions and procedures, Tax Returns and all other information with respect to the Business as Buyer may from time to time request, and to make copies of such books, records and other documents (including, without limitation, personnel files, grievance and arbitration files and health and safety files) and to discuss their respective businesses with such third Persons, including, without limitation, their respective directors, officers, employees (including, without limitation labor relations personnel), accountants, counsel, suppliers, customers, and creditors, as Buyer considers necessary or appropriate for the purposes of familiarizing itself with the Business, the Purchased Assets or the Assumed Liabilities, obtaining any necessary Approvals of or Permits for the transactions contemplated by this Agreement and the Plan and conducting an evaluation of the organization and Business of Seller and the Subsidiaries. Without limiting the generality of the foregoing, Buyer shall be entitled to conduct or cause to be conducted on the Real Property such surveys and such soils and geological tests and environmental inspections, audits and tests (including the taking of soils and ground water samples) and such structural and other physical inspections as Buyer shall deem necessary or useful in connection with its acquisition of such Real Property. After making such surveys, tests and inspections, Buyer agrees to promptly restore the Real Property to its condition prior to such surveys, tests and inspections.

          6.2 MATERIAL ADVERSE CHANGES; REPORTS; FINANCIAL STATEMENTS.

          (a) Seller will promptly notify Buyer in writing of any event, fact or condition of which Seller obtains knowledge which has had or might reasonably be expected to have or result in a material adverse effect on the Business or any of the Purchased Assets or Assumed Liabilities or which if known as of the date hereof would have been required to be disclosed to Buyer in the Schedules attached hereto. Should any such event, fact or condition of which Seller or any Subsidiary has knowledge require any change in any Schedule, Seller shall promptly deliver to Buyer a supplement to such Schedule which shall specify the change thereto.

          (b) Seller will furnish to Buyer (i) as soon as available, and in any event within ten (10) days after it is prepared, any report by Seller or any of the Subsidiaries for submission to its board of directors and other material operating reports and financial reports (including any projections and budgets) prepared for senior management of any of their respective businesses, (ii) as soon as available, copies of all portions of all material reports, renewals, filings, certificates, statements and other documents filed with any Governmental Entity, (iii) as soon as available, (w) monthly and quarterly unaudited consolidated and consolidating balance sheets, statements of operations and cash flow and changes in stockholder's equity of Seller, (x) monthly and quarterly unaudited consolidated and consolidating balance sheets, statements of operations and cash flow and changes in stockholder's equity for each of the Subsidiaries and (y) all pleadings, motions, applications, financial information and other documents filed by Seller with the Bankruptcy Court or served by Seller on the United States Trustee in the Chapter 11 Case or any official committee (if any) appointed in the Chapter 11 Case and (iv) such other reports as Buyer may reasonably request relating to Seller and the Subsidiaries. Each of the financial statements delivered pursuant to this Section 6.2(b) shall be prepared in accordance with GAAP, consistently applied, except that such financial statements will omit footnote disclosures required by GAAP. Each of the financial statements delivered pursuant to this Section 6.2(b) shall be accompanied by a certificate of the respective chief financial officer of Seller and, as to the Subsidiaries, of Subsidiaries to the effect that such financial statements present fairly the financial condition and changes in equity and results of operations and cash flow of Seller and its Subsidiaries for the periods covered and reflect all adjustments (which consist only of normal recurring adjustments not material in amount) necessary for a fair presentation.

          6.3 CONDUCT OF BUSINESS.

          Except as otherwise expressly contemplated by this Agreement or the Plan, neither Seller nor any Subsidiary will without the prior written consent of Buyer (which consent shall not be unreasonably withheld):

          (a) conduct the Business in any manner except in the ordinary course;
or

          (b) amend, terminate, renew/fail to renew or renegotiate any Material Contract (including, without limitation, Assumed Contracts) or default (or take or omit to take any action that, with or without the giving of notice or passage of time or both, would constitute a default) in any of its obligations under any Material Contract (including, without limitation, Assumed Contracts) or any Lease or enter into any new Material Contract or any Lease; or take any action that would jeopardize the continuance of its material supplier or customer relationships; or

          (c) terminate, amend or fail to renew any existing insurance coverage; or

          (d) terminate, amend or fail to renew or preserve any Permits; or

          (e) incur or agree to incur any obligation or liability (absolute or contingent) other than ordinary course trade payables that individually calls for payment by Seller or any Subsidiary of more than $50,000 in any specific case or $100,000 in the aggregate (it being understood and agreed that all claims of any Person with respect to such liabilities of Seller shall be junior in priority to the claims of Buyer and its Affiliates under the Breakup Fee Order); or

          (f) make any loan, guaranty or other extension of credit, or enter into any commitment to make any loan, guaranty or other extension of credit, to or for the benefit of any Affiliate, director, officer, employee, stockholder or any of their respective Associates or Affiliates; or

          (g) grant any general or uniform increase in the rates of pay or benefits to officers, directors or employees (or a class thereof) or any material increase in salary or benefits of any officer, director, employee or agent or pay any bonus to any person, or enter into any new employment, collective bargaining or severance agreement; or

          (h) sell, transfer, mortgage or otherwise Encumber or dispose of any assets or any liabilities, including the Purchased Assets and Assumed Liabilities, except (i) for dispositions of property not material in amount or
(ii) in the ordinary course of business; or

          (i) except as set forth in the last paragraph of this Section 6.3, issue, sell, convert, redeem or acquire for value, or agree to do so, any debt obligations or Equity Securities of Seller or any of the Subsidiaries; or

          (j) declare, issue, make or pay any dividend or other distribution of assets, whether directly or indirectly, whether consisting of money, Equity Securities other personal property, real property or other thing of value, to its shareholders, or split, combine, dividend, distribute or reclassify any shares of its Equity Securities or the Equity Securities of its Subsidiaries; or

          (k) change or amend its charter documents or bylaws; or

          (l) make any capital expenditures or commitments with respect thereto aggregating more than $50,000 (it being understood and agreed that all claims of any Person with respect to such liabilities of Seller shall be junior in priority to the claims of Buyer and its Affiliates under the Breakup Fee Order); or

          (m) make special or extraordinary payments to any Person other than retention payments to employees pursuant to retention programs in effect on the date hereof (which programs have been previously approved by Buyer); or

          (n) make any material investment, by purchase, contributions to capital, property transfers, or otherwise, in any other Person; or

          (o) dispose of or permit to lapse any rights to the use of any Intangible Property or dispose of or disclose any Intangible Property not a matter of public knowledge; or

          (p) directly or indirectly terminate or reduce or commit to terminate or reduce any bank line of credit or the availability of any funds under any other agreement or understanding, other than through the use thereof in the ordinary course and except as contemplated by the Restructuring Documents; or

          (q) compromise or otherwise settle any claims, or adjust any assertion or claim of a deficiency in Taxes (or interest thereon or penalties in connection therewith), or file any appeal from an asserted deficiency, except in a form previously approved by Buyer in writing, or file or amend any Tax Return of Seller or any Subsidiary, in any matters that involves or may involve any of the Assumed Liabilities or Purchased Assets in any case before furnishing a copy to Buyer and affording Buyer an opportunity to consult with respect thereto; or

          (r) make any Tax election (except when required by Law to make an election, in which case Seller shall give prior written notice thereof to Buyer) or make any change in any method or period of accounting or in any accounting policy, practice or significant procedure; or

          (s) introduce any new method of management or operation in respect of the Business; or

          (t) fail to maintain or repair any Purchased Asset in accordance with good and prudent maintenance and repair procedures; or

          (u) agree to or make any commitment to take any actions prohibited by this Section 6.3; or

          (v) voluntarily assume any indebtedness (including, without limitation, by way of converting or otherwise exchanging any Equity Securities of Seller or any Equity Securities of any Subsidiary to debt) or enter into any Subsequent Contract other than in the ordinary course or assume or reject, pursuant to Section 365 of the Bankruptcy Code, any Contract except as contemplated by the Plan and the Assumption Order.

          Notwithstanding anything in this Section 6.3 to the contrary, it is hereby understood and agreed that (a) the sale of Seller's headquarters building, (b) Seller or any Subsidiary entering into distribution, agency or similar agreements on normal commercial terms with Tecnica S.p.A. and Volkl International AG, (c) the consummation of the transactions contemplated by the Lockup Documents and the other Restructuring Documents (including, without limitation, any financing or refinancing contemplated thereby of any indebtedness of Seller or any Subsidiary, so long as such financing or refinancing is pursuant to documentation in form, substance and scope reasonably satisfactory to Buyer) and (d) the commencement of the Chapter 11 Case, the interim and final payment of professional fees approved by an Order of the Bankruptcy Court (all of which fees shall be junior in priority to the claims of Buyer and its Affiliates under the Breakup Fee Order) and the payment of fees pursuant to 28 U.S.C. ss.1930(a)(6), shall not be deemed to be a breach of, or a default under, this Section 6.3.

          6.4 NOTIFICATION OF CERTAIN MATTERS.

          Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of (i) Seller's or Buyer's knowledge (as applicable) of the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (ii) any failure of Buyer or Seller, as the case may be, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

          No such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder.

          6.5 PERMITS, ORDERS AND APPROVALS.

          (a) Seller and Buyer each agree to cooperate and use their best efforts to obtain all (and will immediately prepare all registrations, filings and applications, requests and notices preliminary to obtaining all) Approvals, Orders and Permits (including, without limitation, the Breakup Fee Order, the Assumption Order, the Disclosure Statement Order and the Confirmation Order) that may be necessary or which may be reasonably requested by Buyer to consummate the transactions contemplated by this Agreement.

          (b) To the extent that the Approval of a third party with respect to any Assumed Contract is required in connection with the transactions contemplated by this Agreement, Seller shall use its best efforts to obtain such Approval prior to the Closing Date and in the event that any such Approval is not obtained (but without limitation on Buyer's rights under Section 8.2), Seller shall cooperate with Buyer to ensure that Buyer obtains the benefits of each such Assumed Contract.

          (c) From the date hereof to the Closing Date, Seller agrees to include in each Contract entered into subsequent to the date of this Agreement in the ordinary course of business and in accordance with Section 6.3 ("Subsequent Contract") a provision permitting the assignment of any such Subsequent Contract to Buyer and providing that upon such assignment, Buyer shall succeed to all of Seller's rights, title and interests thereunder subject only to Buyer's express assumption of all Seller's duties, powers and obligations under such Subsequent Contract.

          6.6 PRESERVATION OF BUSINESS PRIOR TO CLOSING DATE.

          Seller will use its best efforts to preserve the Business and to preserve the goodwill of customers, suppliers and others having business relations with Seller and its Subsidiaries and (b) Seller and Buyer will consult with each other concerning, and Seller will cooperate to keep available to Buyer, the services of the officers and employees of Seller and its Subsidiaries that Buyer may wish to retain. Nothing in this Section shall obligate Buyer, or any Subsidiary after the Closing to retain or offer employment to any officer or employee of Seller or any Subsidiary except as expressly contemplated hereby or by the Plan.

          6.7 GOVERNMENT FILINGS.

          Without limiting the generality of Section 6.5, Seller will make and will cause Subsidiaries to make any and all (if any) filings required or, in the opinion of Buyer, desirable, under the Hart-Scott-Rodino Act, the Investment Act and Laws of similar application in other jurisdictions where the Subsidiaries have assets or carry out operations and Seller and Buyer shall furnish each other such necessary information and reasonable assistance as the other may reasonably request in connection with the preparation of necessary filings or submissions under the provisions of such Laws. Without limiting the generality of the preceding sentence, Seller will supply Buyer with copies of all correspondence (including, without limitation, the No Enforcement Request), filings or communications, including file memoranda evidencing telephonic conferences, with representatives of any Governmental Entity or member of its staff, with respect to the transactions contemplated by this Agreement.

          6.8 CHAPTER 11 CASE.

          Notwithstanding anything herein to the contrary, Seller shall and shall cause its counsel:

          (a) to prepare and file with the Bankruptcy Court within fourteen (14) days after the effective date hereof (pursuant to Section 11.21) a voluntary petition for relief under Chapter 11 of the Bankruptcy Code, together with all related schedules, statements and other documents, affidavits and instruments required to be filed with the Bankruptcy Court and/or the United States Trustee's Office in connection therewith;

          (b) to prepare and file with the Bankruptcy Court on the Petition Date and duly serve on all parties in interest entitled to service pursuant to the Bankruptcy Code or an applicable Order of the Bankruptcy Court:

                    (i) all "first day" pleadings and Orders that Buyer may deem necessary or appropriate;

                    (ii) a motion, together with any affidavits, memoranda or
               other supporting documents as Buyer may deem necessary or appropriate, seeking entry by the Bankruptcy Court of the Breakup Fee Order as promptly as possible and no later than fifteen (15) business days after the Petition Date;

                    (iii) a motion, together with any affidavits, memoranda or other supporting documents as Buyer may deem necessary or appropriate, seeking entry by the Bankruptcy Court of the Assumption Order as promptly as possible and no later than thirty
               (30) days after the Petition Date; and

                    (iv) the Disclosure Statement, the Plan, and related
               solicitation materials, together with such motions, affidavits, memoranda or other supporting documents as Buyer may deem necessary or appropriate for the Bankruptcy Court's approval thereof; and

          (c) to appear in, be heard on, and defend against any Action filed in the Bankruptcy Court and hearing thereon that:

                    (i) opposes the entry of, or seeks to amend or modify, the
               Breakup Fee Order, the Assumption Order, the Disclosure Statement Order, the Confirmation Order or any other Order deemed material by Buyer;

                    (ii) seeks to terminate, annul, modify or condition the
               automatic stay imposed on any material asset (including, without limitation, any Purchased Asset) of Seller pursuant to Section 362 of the Bankruptcy Code;

                    (iii) seeks to recover from any material asset (including, without limitation, any Purchased Asset) of Seller any costs or expenses under Section 506(c) of the Bankruptcy Code;

                    (iv) seeks to convert Seller's Chapter 11 Case to a case
               under Chapter 7 of the Bankruptcy Code or otherwise seeks to dismiss the Chapter 11 Case; or

                    (v) seeks to appoint an interim or permanent trustee or
               examiner in the Chapter 11 Case.

          All petitions, pleadings, motions, applications, responses, statements, documents, Orders, instruments and other materials to be prepared, filed and/or served by Seller on any Person in the Chapter 11 Case shall be in form, substance and scope reasonably satisfactory to Buyer.

          6.9 INCONSISTENT AGREEMENTS.

          Seller and its Subsidiaries will not initiate, solicit or encourage, directly or indirectly, and will cause all of their respective shareholders party to the Equity Lockup Agreement, directors, officers, senior management, and agents not to, directly or indirectly, initiate, solicit or encourage any inquiry, offer or proposal with respect to, or furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, merger, tender or exchange offer or other form of business combination, or any acquisition or disposition of all or any substantial part of the assets or Equity Securities of Seller or any Subsidiary. Seller will promptly notify Buyer of the details of any discussions with or proposal or offer from any other Person relating to an acquisition, merger, tender or exchange offer or other form of business combination involving Seller, any Subsidiary or any of their respective Equity Securities or substantial assets or any other proposal, the acceptance of which would be inconsistent with the consummation of this Agreement in accordance with its terms. Compliance with this Section 6.9 shall not relieve Seller of any other express or implied obligations under this Agreement or under applicable Law. Notwithstanding anything contained in this Section 6.9 to the contrary, Seller and its Subsidiaries shall not be prohibited from (i) providing information to any Person in response to unsolicited inquiries regarding a potential sale of all or any substantial part of the assets or Equity Securities of Seller or any Subsidiary to the extent required by Law and (ii) selling or agreeing to sell to any Person, negotiating or having any discussions with any Person concerning a possible sale of, or soliciting or accepting any offer to purchase from any Person, all or any portion of Seller's headquarters building.

          6.10 EMPLOYEE BENEFIT PLANS.

          Seller shall take all actions necessary to cause Marker USA to adopt, and become the sponsoring employer of, the Employment Plans maintained by Seller and identified on Schedule 4.16A which cover employees of such U.S. Subsidiary and of any other U.S. Subsidiary, and the U.S. Subsidiaries shall retain all of their respective liabilities under such Employment Plans.

          6.11 REPAIR OF DAMAGE; CONDEMNATION.

          (a) In the event that prior to the Closing there is any "Non-Material" (as defined in subsection (c) hereof) damage to the Purchased Assets, or any part thereof, at Buyer's option either (i) Seller shall at its cost and in a good and workmanlike manner repair or replace such damage prior to the Closing, or (ii) Buyer shall accept such Purchased Assets in their then-current condition, without an abatement or reduction in the Purchase Price.

          (b) In the event that prior to the Closing, any Non-Material portion of the Purchased Assets is subject to a taking, Buyer shall accept the Purchased Assets in their then-current condition and proceed with the Closing, in which case Buyer shall be entitled to an assignment of all of Seller's rights to any award in connection with such taking. In the event of any such Non- Material taking, Seller shall not compromise, settle or adjust any claims to such award without Buyer's prior written consent.

          (c) For the purpose of this Section 6.11, damage to the Purchased Assets or a taking of a portion thereof shall be deemed to be "Non-Material" if the reasonably estimated cost of restoration or repair of such damage or the amount of the condemnation award with respect of such taking shall not exceed $50,000.

          (d) Seller agrees to give Buyer prompt notice of any taking, damage or destruction of the Purchased Assets

          6.12 CORPORATE NAME.

          On or prior to the Closing Date, Seller shall take all action necessary and file all documents or instruments necessary with any Governmental Entity or other Person to change its current name to a name that is distinctly different in spelling and sound from its current name. Such new name shall be subject to Buyer's prior approval (which shall not be unreasonably withheld) and shall not conflict with or interfere with Buyer's ability to use Seller's current name after the Closing or otherwise be misleading to any Person. Seller shall seek Bankruptcy Court authorization to modify the caption of its Chapter 11 petition to reflect its changed name and to use the modified caption in all subsequent pleadings (if any) filed with the Bankruptcy Court. From and after the Closing, Seller agrees that it will not exploit the "Marker" name for monetary gain or otherwise.

          6.13 POST SIGNING LOCKUP DOCUMENTS.

          To the extent Seller has not delivered or caused to be delivered either or both FX Lockup Agreements, the First Security Lockup Agreement or the German Bank Lockup Agreement on or prior to the date hereof, Seller shall deliver or cause to be delivered to Buyer a fully executed copy of each such Lockup Document in form and substance reasonably satisfactory to Buyer on or before the Petition Date.

                                   ARTICLE VII

                         ADDITIONAL CONTINUING COVENANTS

          7.1 TAX MATTERS.

          (a) Seller shall have the right and obligation to timely prepare and file, and cause to be timely prepared and filed, when due, any Tax Return of Seller or any Subsidiary that is required to include the operations, ownership, assets or activities of the Seller or any Subsidiary for all periods ending on or before the Closing Date, and due after the Closing Date. Seller shall provide Buyer with copies of all such Tax Returns within a reasonable period prior to their filing, and Seller shall not file any such Tax Returns without the prior written consent of Buyer, which consent shall not be unreasonably withheld (it being understood and agreed that the intent of the parties is to file such Tax Returns in a timely manner after giving effect to any extensions relating thereto).

          (b) After the Closing, Seller shall cooperate fully with Buyer and the Subsidiaries in the preparation of all Tax Returns of Buyer and the Subsidiaries and shall provide, or cause to be provided at Buyer's sole cost and expense, to Buyer and the Subsidiaries any records and other information requested by such parties in connection therewith as well as access to, and the cooperation of, the Auditors of Seller. After the Closing, Seller shall cooperate fully with Buyer and the Subsidiaries in connection with any Tax investigation, audit or other proceeding relating to the Business. Any information obtained pursuant to this Section 7.1(a) or (b) or pursuant to any other Section hereof providing for the sharing of information or the review of any Tax Return or other Schedule relating to Taxes shall be subject to Section 11.9.

          7.2 EMPLOYMENT MATTERS.

          (a) Non-Represented Employees. As of the Closing Date, Buyer may, at its option, offer employment to any employee of Seller that is not represented by a collective bargaining organization or is not party to an employment contract specifically assumed by Buyer hereunder on such terms and conditions as may be mutually agreed upon by Buyer and such employees. Seller shall not take any action, directly or indirectly, to prevent or discourage any such employee from being employed by Buyer as of the Closing Date and shall not solicit, invite, induce or entice any such employee to remain in the employ of Seller or otherwise attempt to retain the services of any such employee, except with the prior written consent of Buyer. Seller agrees to consult with Buyer on all material oral or written communications or meetings primarily regarding future employment with such employees and/or the represented employees described below.

          (b) Union Contracts. Neither Seller nor any U.S. Subsidiary is a party to any collective bargaining agreement or other labor union contracts.

          (c) No Third Party Beneficiaries. Notwithstanding any possible inferences to the contrary, neither Seller nor Buyer intends for this Section
7.2 to create any rights or obligations except as between Seller and Buyer, and no past, present or future employees of Seller or Buyer shall be treated as third-party beneficiaries of this Section 7.2.

          7.3 CERTAIN NOTICES.

          Until such time as Seller no longer owns or otherwise has an interest in any of the Equity Consideration, Seller and its Affiliates will promptly deliver to Buyer after receipt thereof (which in no event will be later than three business days after receipt), a copy of any and all written communications (including, without limitation, all demands, statements or notices) received from any Person, including, without limitation, any Governmental Entity, relating in any way to Seller's failure to comply with any Law and without limiting the generality of the foregoing, with respect to any oral communication from any Person (including, without limitation, any Governmental Entity) alleging that Seller failed to comply with the Investment Act, Seller and its Affiliates will promptly deliver to Buyer a written summary thereof (which in no event will be later than three business days after receipt of such oral communication).

          7.4 INVESTMENT ACT COVENANTS.

          (a) Seller shall not take any act whether before or after the Closing Date to become, or fail to take any act whether before or after the Closing Date and thereby become, (i) an "investment company" (as such term is defined in the Investment Act) not subject to the exception set forth in Section 7(a) of the Investment Act or (ii) a company required to be registered under the Investment Act.

          (b) Without limiting the generality of the foregoing, after the Closing Date (i) Seller shall operate for the primary purpose of liquidating its assets (including, without limitation, the Equity Consideration received by Seller pursuant to Section 2.3), (ii) Seller shall dissolve and liquidate all of its assets (including, without limitation, the Equity Consideration) no earlier than the third anniversary of the Closing Date and no later than the fifth anniversary of the Closing Date and (iii) Seller shall comply in all material respects with each and every fact and/or assumption set forth in the No Enforcement Request.

          7.5 TAX COOPERATION (BUYER).

          (a) Buyer shall have the right and obligation to timely prepare and file, and cause to be timely prepared and filed, when due, any Tax Return that is required to include the operations, ownership, assets or activities of any Subsidiary for all periods beginning before and ending after the Closing Date.

          (b) After the Closing, Buyer shall cooperate fully with Seller in the preparation of all Tax Returns due after the Closing Date and shall provide, or cause to be provided to Seller copies of any records and other information reasonably requested by Seller in connection therewith (it being understood that Buyer shall bear the cost and expense of making copies of such records and other information delivered to Seller pursuant to this Section 7.5(b)). Any information obtained pursuant to this Section 7.5(a) or (b) or pursuant to any other Section hereof providing for the sharing of information or the review of any Tax Return shall be subject to Section 11.9

          7.6 INSURANCE.

          Buyer will maintain and/or cause the Subsidiaries to maintain in full force and effect at all times after the Closing Date, the same products liability insurance with Winterthur International or any of its divisions or subsidiaries as was maintained by Seller immediately prior to the Closing Date (which policies are summarized on Schedule 4.12); provided that Buyer and the Subsidiaries may in their discretion amend such policies to provide for more favorable coverage by having higher limits on the insurer's liability or by having terms, conditions, exclusions, and limitations more favorable to Buyer and/or the Subsidiaries than that maintained by Seller immediately prior to the Closing.

          Notwithstanding the preceding sentence, Buyer and/or the Subsidiaries may, in their discretion, maintain products liability insurance with such other insurance companies or associations as Buyer and/or the Subsidiaries may deem appropriate; provided that such insurance company or other association has a claims-paying rating from A.M. Best and Company of not less than the claims-paying rating (determined as of the Closing Date) of Winterthur International and; provided, further that in no event shall the products liability insurance policies to be maintained with such insurance companies or associations have limits on the insurer's liability lower than, or terms, conditions, exclusions and limitations less favorable to Buyer and/or the Subsidiaries, than the products liability insurance policies maintained by Seller immediately prior to the Closing.

          7.7 TAX ELECTION.

          So long as Seller is the holder of record of the Equity Consideration, Buyer shall make any elections required in order for Buyer to be treated as a partnership for United States federal income tax purposes and shall not make any elections to cause Buyer to be treated as a corporation for such purposes.

          7.8 CERTAIN ADVANCES.

          (a) Subject to Section 7.8(b) and so long as Seller shall not be in default of any of its obligations hereunder or under the Operating Agreement, Buyer shall advance to Seller from time to time an aggregate amount not to exceed $300,000 for each twelve month period following the Closing Date (the "Advances"); provided that, the proceeds of the Advances shall be used by Seller solely for: (i) maintaining director and officer liability insurance for Seller's board of directors and officers, (ii) preparing, filing and distributing (including to Seller's shareholders) such documents and other information as may be required by United States federal and state securities laws that are applicable to Seller, (iii) compliance with its statutory and other legally required or contractual obligations arising under this Agreement(other than any indemnification obligation arising under Article X hereof) and/or the Operating Agreement and (iv) ordinary administrative and operating expenses associated with clauses (i), (ii) and (iii) (including, salaries and the payment of reasonable costs, fees and expenses of attorneys and other professionals, provided that the scope of their engagement is reasonably satisfactory to Buyer and a copy of each invoice submitted by such attorneys and other professionals is promptly delivered to Buyer). Seller shall not use the proceeds of the Advances (and Seller shall not make any requests for Advances nor shall Buyer be committed to make any Advances) for any reason other than as specifically set forth in this Section 7.8(a).

          (b) Notwithstanding anything herein to the contrary, Buyer shall have no obligation to make any Advances to Seller from and after the earlier of (i) the second anniversary of the Closing Date, (ii) Seller's breach of its obligations under this Section 7.8(a) and (iii) Seller's failure to be the holder of record of the Equity Consideration.

          (c) Each request for an Advance shall be made pursuant to a written request duly executed by an officer of Seller (each, an "Advance Request"). Each Advance Request shall be delivered to Buyer at least two business days prior to the proposed date of the funding of any Advance and such Advance Request shall
(i) specify the amount of the Advance requested which shall be in an aggregate minimum amount of $5,000 and integral multiples of $1,000 in excess of that amount and (ii) shall specify the proposed uses of the proceeds of such Advance.

          (d) All Advances, together with accrued interest thereon at 5% per annum from the date of the funding of such Advance, shall be repaid by Seller pursuant to Section 10.3(iii)(C).

          7.9 OPERATING AGREEMENT.

          To the extent a definitive form of Operating Agreement has not been agreed to by the parties hereto prior to the date hereof, each party covenants that it shall agree to a mutually satisfactory definitive form of Operating Agreement prior to the Petition Date.

                                  ARTICLE VIII

                             CONDITIONS OF PURCHASE

          8.1 GENERAL CONDITIONS.

          The obligations of the parties to effect the Closing shall be subject to the following conditions unless waived in writing by all parties:

          (a) No Orders; Legal Proceedings. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity, nor shall any Action have been instituted and remain pending or, to the best knowledge of Seller, have been threatened and remain so by any Governmental Entity at what would otherwise be the Closing Date, that prohibits or restricts or would (if successful) prohibit or restrict the transactions contemplated by this Agreement. No Governmental Entity shall have notified any party to this Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any Laws of any jurisdiction and/or that it intends to commence proceedings to restrain or prohibit such transactions or force divestiture or rescission, unless such Governmental Entity shall have withdrawn such notice and abandoned any such proceedings prior to the Closing Date.

          (b) Approvals. To the extent required by applicable Law, all Permits and Approvals required to be obtained from any Governmental Entity shall have been received or obtained on or prior to the Closing Date and, to the extent applicable, any applicable waiting period under the Hart-Scott-Rodino Act shall have expired or been terminated.

          (c) Plan Liabilities and Obligations. All liabilities or obligations of Seller under the Plan or relating to the Bankruptcy Case (other than Excluded Liabilities but including cure payments payable by Seller in connection with the Assumed Contracts pursuant to Bankruptcy Code Section 365(b) and (f)) shall be paid contemporaneous with the Closing and in accordance with the terms of the Plan.

          8.2 CONDITIONS TO OBLIGATIONS OF BUYER.

          The obligations of Buyer to effect the Closing shall be subject to the following conditions except to the extent waived in writing by Buyer:

          (a) Representations and Warranties and Covenants of Seller.

                    (i) Except as set forth in clause (ii) of this Section
               8.2(a), all of the representations and warranties of Seller herein contained shall be true, correct and complete in all material respects as of the date hereof and at the Closing Date with the same effect as though made at such time (without giving effect to any supplement to any Schedule delivered pursuant to
               Section 6.2(a)), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date.

                    (ii) Each of Seller's representations and warranties in
               Sections 4.2 and 4.20 and in the first-two sentences of Section 4.1(a) and each representation and warranty of Seller which is qualified as to materiality shall be true, correct and complete in all respects as of the date hereof and at the Closing Date with the same effect as though made at such time (without giving effect to any supplement to any Schedule delivered pursuant to
               Section 6.2(a)), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all respects on and as of such earlier date.

                    (iii) Seller shall have performed all obligations and
               complied with all covenants (including, without limitation, the covenants set forth in Section 6.3, Section 6.8 and Section 6.13) and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Seller shall have delivered to Buyer certificates of Seller in form and substance reasonably satisfactory to Buyer, dated the Closing Date and signed by its chief executive officer and chief financial officer, certifying the accuracy of clauses (i), (ii) and (iii) of this Section 8.2(a).

          (b) No Material Adverse Change. There shall not have been any Material Adverse Change after the date hereof. Without limiting the generality of the foregoing, (i) no court or other Governmental Entity having jurisdiction in the premises of any Subsidiary shall have entered a decree or order for relief in respect of such Subsidiary in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar Law; no other similar relief shall have been granted under any applicable Law; (ii) no involuntary case shall have been commenced against any Subsidiary under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar Law; no decree or order of a court or other Governmental Entity having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other office having similar powers over any Subsidiary, or over all or a substantial part of its property, shall have been entered; there shall not have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Subsidiary for all or a substantial part of its property; no warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Subsidiary; and (iii) no Subsidiary (other than DNR North America, Inc. and DNR USA, Inc.) shall have had an order for relief entered with respect to it or have commenced a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar Law, or shall have consented to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such Law, or shall have consented to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; and no Subsidiary shall have made any assignment for the benefit of creditors.

          (c) Opinion of Counsel. Buyer shall receive at the Closing from Stroock & Stroock & Lavan LLP, counsel to Seller, an opinion dated the Closing Date, in form and substance substantially as set forth in Exhibit D. Buyer shall receive at the Closing from Prince, Yeates & Geldzahler, P.C., counsel to Seller, an opinion dated the Closing Date, in form and substance substantially as set forth in Exhibit D-1.

          (d) Consents. Seller shall have obtained and provided to Buyer all required Approvals and Permits listed on Schedule 4.8(b), each in form and substance reasonably satisfactory to Buyer.

          (e) Pro Forma Balance Sheets. Buyer shall have received no later than ten business days prior to the final confirmation hearing on the Plan, the Pro Forma Balance Sheets, together with the certificates of the chief financial officers of Seller and the Subsidiaries applicable thereto.

          (f) Post-Signing Schedules. No later than ten business days after the bar date fixed by the Bankruptcy Court pursuant to Federal Rule of Bankruptcy Procedure 3003(c)(3) and in no event later than ten business days prior to the final confirmation hearing on the Plan, Buyer shall have received the Claims Schedule, Schedule 2.1(a)(viii), Schedule 2.2(b)(iii) and Schedule 2.2(b)(iv) and each such Schedule shall be in form and substance reasonably satisfactory to Buyer and the aggregate amount of liabilities set forth on each such Schedule shall be acceptable to Buyer and such liabilities shall be payable at such times as Buyer deems acceptable.

          (g) Employment Agreements. Each Employment Agreement shall be in full force and effect on the Closing Date.

          (h) Investigation. Buyer shall not, in the course of its on-going business investigation, have discovered information related in any material respect to the Business not previously disclosed in writing by Seller or its Subsidiaries, which Buyer reasonably believes has or is likely to have a materially adverse effect on the Business or the Purchased Assets or Assumed Liabilities or that is materially inconsistent with information disclosed to Buyer prior to the date hereof.

          (i) Minimum Units Sold. The number of units of Product sold (including both shipped units and open orders) to retailers and distributors (other than any Subsidiary or Affiliate of Seller) for the portion of the 1999 "Pre-Season Sales Program" completed by the Closing Date (which program runs from February 1 through September 15) shall be within 85% of the number of units of Products sold (including both shipped units and open orders) to retailers and distributors (other than any Subsidiary or Affiliate of Seller) for the same period of the 1998 "Pre-Season Sales Program".

          (j) Minimum Net Worth. The consolidated net worth of Seller and the Subsidiaries as reflected on the Pro Forma Balance Sheets, exclusive of goodwill and other intangibles of Seller and the Subsidiaries and before giving effect to any capital contribution and/or other investment made by Buyer, shall be not less than -$6,000,000 (by example, if the consolidated net worth is -$7,000,000 this condition will not be satisfied).

          (k) Changes in Law. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity, nor shall any Action have been instituted and remain pending or have been threatened by any Person (including any Governmental Entity) at what would otherwise be the Closing Date which would not permit the Business as presently conducted to be continued by Buyer unimpaired following the Closing Date.

          (l) Other Reports and Deliveries. Buyer shall have received in form, substance and scope reasonably satisfactory to Buyer all reports, certificates, financial statements and other materials to be delivered to Buyer prior to the date hereof and/or prior to the Closing Date, including, without limitation, the Inventory reports, the Accounts Receivable aging lists and financial statements required to be delivered pursuant to Sections 4.21, 4.22 and 6.2(b), respectively.

          (m) Title. Title to the Purchased Assets shall have been approved by Buyer and each existing title policy with respect to each parcel of Real Property shall have been received by Buyer.

          (n) Chapter 11 Case.

                    (i) Without limiting the generality of Section 8.1, Section
               8.2(d) or any other provision of this Agreement:

                         A. the Breakup Fee Order shall have been entered by the
                    Bankruptcy Court no later than fifteen (15) business days after the Petition Date, pursuant to which Buyer and its Affiliates shall have a superpriority claim, senior to any and all other claims of any and all creditors of or holders of equity interests in Seller (other than claims of the United States Trustee pursuant to 28 U.S.C. ss.1930(a)(6) with respect to the Breakup Fee and the Reimbursement Expense;

                         B. the Assumption Order shall have been entered by the
                    Bankruptcy Court no later than thirty (30) days after the Petition Date;

                         C. the Disclosure Statement Order shall have been
                    entered by the Bankruptcy Court no later than thirty (30) days after the Petition Date; and

                         D. the Confirmation Order shall have been entered by
                    the Bankruptcy Court no later than fifty-five (55) days after the Petition Date and Seller shall have complied with each of its terms and each term of the Plan and shall not have otherwise defaulted in the performance thereof; and

                    (ii) with respect to the Orders set forth in the preceding clauses (A), (B), (C) and (D), each such Order shall be in full force and effect as of the Closing Date and each such Order shall not have been reversed, stayed, modified or amended.

          (o) Other Bankruptcy Events. Each Order (including, but not limited to, the Confirmation Order, the Disclosure Statement Order, the Assumption Order and the Breakup Fee Order) entered at any time or from time to time in Seller's Chapter 11 Case shall be in form, substance and scope reasonably satisfactory to Buyer. Without limiting the generality of the foregoing, no Order shall have been entered by the Bankruptcy Court that:

                    (i) authorizes the appointment of an interim or permanent
               trustee or examiner in the Chapter 11 Case; or

                    (ii) terminates, annuls, modifies or conditions the
               automatic stay imposed on any material asset of Seller pursuant to Section 362 of the Bankruptcy Code.

          (p) Assumed Liabilities. As of the date of entry of the Confirmation Order, the aggregate amount of Assumed Liabilities (after giving effect to the Restructuring Documents but before giving effect to any capital contribution and/or other investment made by Buyer) shall not exceed $16,000,000 and, after giving effect to the Restructuring Documents but before giving effect to any capital contribution and/or other investment made by Buyer, the aggregate amount of the liabilities of Seller and the Subsidiaries on a consolidated basis as set forth on the Pro Forma Balance Sheet shall not exceed $83,000,000.

          (q) Restructuring Documents. Buyer shall have received duly executed copies of each of the Restructuring Documents and each such Restructuring Document shall be in full force and effect and in form and substance reasonably satisfactory to Buyer. The Restructuring Documents shall not have been amended, supplemented or otherwise modified without the prior written consent of Buyer and the transactions contemplated thereby shall be consummated concurrently with or prior to the Closing in accordance with the terms thereof.

          (r) New Financing Facility.

          Buyer shall have entered into the New Financing Facility the terms of which shall be in full force and effect on the Closing Date.

          (s) Amended Organizational Documents.

          Seller shall have amended and restated its bylaws and certificate of incorporation which shall be in form and substance reasonably satisfactory to Buyer and shall provide, among other things, that the business and affairs of the Seller shall be solely to hold, own and invest in Equity Securities of the Buyer and that Seller shall not engage in any other business. Buyer shall have received, with respect to Seller and each Subsidiary, (i) certified copies of its (as the case may be, amended and restated) formation documents, and where such concept is applicable, a good standing certificate from the Secretary of State (or equivalent functionary) of the jurisdiction of its formation and each other state (or other jurisdiction) in which it is qualified as a foreign entity to do business, each dated a recent date prior to the Closing Date; (ii) copies of its (as the case may be, amended and restated) bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary or such other officer as the Buyer may approve; (iii) resolutions of its board of directors which, among other things, (x) approve and authorize and/or ratify the execution, delivery and performance of this Agreement, the other Restructuring Documents, the Operating Agreement and any related agreements to which it is a party and, in the case of the Subsidiaries, authorize the transfer of the Equity Securities from Seller to Buyer, (y) in the case of Seller, resolve that it shall not engage in, does not intend to engage in, and shall not hold itself out as engaging in investing, reinvesting or trading in securities and (z) generally authorize its officers to do or cause to be done from time to time all such other acts and things and to execute and deliver all such instruments and documents as Buyer shall deem necessary or desirable to carry out the purposes and the intent of this Agreement, certified as of the Closing Date by its corporate secretary or an assistant secretary (or such other officer as Buyer may approve) as being in full force and effect without modification or amendment; and (iv) signature and incumbency certificates of its officers executing this Agreement.

          (t) Operating Agreement.

          Buyer shall have received a duly executed copy of the Operating Agreement in the form of Exhibit C annexed hereto and which shall be in full force and effect.

          (u) Canadian Stockholders Agreement.

          Seller shall not have breached or otherwise defaulted in the performance of any of its obligations under the Canadian Stockholders Agreement or any of the terms and conditions thereof, and the Canadian Stockholders Agreement shall be in full force and effect.

          (v) Corporate Headquarters.

          If Seller's corporate headquarters building and the related real estate has not been sold prior to the Closing Date (as permitted under the last paragraph of Section 6.3), then, at Buyer's sole discretion, Seller shall have pursuant to the Plan assigned, conveyed and transferred to Marker USA all of Seller's right, title and interest in such Real Property on or prior to the Closing Date for no additional consideration and Seller shall have delivered to Marker USA a general warranty deed, properly executed and acknowledged, conforming to and conveying the agreed state of title for such Real Property together with such other instruments of transfer as may be reasonably requested by Buyer (it being understood that if Buyer declines the transfer of such Real Property to Marker USA, then appropriate adjustments to the representations, warranties, covenants and closing conditions to the extent premised on the transfer of such Real Property shall be made).

          8.3 CONDITIONS TO OBLIGATIONS OF SELLER.

          The obligations of Seller to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by Seller:

          (a) Representations and Warranties and Covenants of Buyer.

                    (i) Except as set forth in clause (ii) of this Section
               8.3(a), all of the representations and warranties of Buyer herein contained shall be true, correct and complete in all material respects as of the date hereof and at the Closing Date with the same effect as though made at such time, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date.

                    (ii) Each of Buyer's representations and warranties in
               Section 5.6 and the first-two sentences of Section 5.1 and each representation and warranty of Buyer which is qualified as to materiality shall be true, correct and complete in all respects as of the date hereof and at the Closing Date with the same effect as though made at such time, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date.

                    (iii) Buyer shall have performed all obligations and
               complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Buyer shall have delivered to Buyer certificates of Seller in form and substance reasonably satisfactory to Seller, dated the Closing Date and signed by its chief executive officer and chief financial officer, certifying the accuracy of clauses (i), (ii) and (iii) of this Section 8.3(a).

          (b) Opinion of Counsel. Seller shall receive at the Closing from O'Melveny & Myers LLP, counsel to Buyer, an opinion dated the Closing Date, in form and substance substantially as set forth in Exhibit E. Seller shall receive at the Closing from Buyer's Swiss counsel (who shall be reasonably satisfactory to Seller), an opinion dated the Closing Date, in form and substance substantially as set forth in Exhibit E-1.

          (c) Operating Agreement. Seller shall have received a duly executed copy of the Operating Agreement together with the protocol annexed thereto in the form of Exhibit C annexed hereto and which shall be in full force and effect.

          (d) Organizational Documents. Seller shall have received (i) certified copies of Buyer's formation documents in form and substance satisfactory to the parties hereto and, where such concept is applicable, foreign qualifications from each jurisdiction which requires its licensing or qualification; (ii) a certificate of the appropriate authority regarding the existence of Buyer under the laws of Switzerland; (iii) resolutions of its board of directors which, among other things (x) approve and authorize and/or ratify the execution, delivery and performance of this Agreement and each related agreement to which Buyer is a party and (y) generally authorize the officers to do or cause to be done from time to time all such other acts as such officers shall deem necessary or desirable to carry out the purposes and intent of this Agreement, certified as of the Closing Date by its secretary or an equivalent officer as being in full and force and effect without modification or amendment; and (iv) appropriate documents demonstrating the signature authority of its officers executing this Agreement, any related agreement and the above-mentioned formation documents.

          (e) Other Documents and Deliveries. On or before the date hereof, Tecnica S.p.A. and Mr. Hans-Dieter Cleven shall have executed and delivered to Seller a letter agreement by and among Seller, Tecnica S.p.A. and Mr. Hans-Dieter Cleven which shall be in full force and effect in accordance with the terms thereof from the date hereof through the Closing Date. Seller shall have received on or before the Closing Date such documentation as may be reasonably necessary to evidence CT's aggregate capital contribution and/or other investment of $13,974,499 in cash to Buyer in consideration for an 85% equity interest in Buyer.

                                   ARTICLE IX

                      TERMINATION OF OBLIGATIONS; SURVIVAL

          9.1 TERMINATION OF AGREEMENT.

          Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated by this Agreement shall terminate if the Closing does not occur on or before the close of business on November 30, 1999 unless extended by mutual consent in writing of Buyer and Seller and otherwise may be terminated at any time before the Closing as follows and in no other manner:

          (a) Mutual Consent. By mutual consent in writing of Buyer and Seller.

          (b) Conditions to Buyer's Performance Not Met. By Buyer by written notice to Seller if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of Buyer to consummate the transactions contemplated by this Agreement as set forth in Section 8.1 or 8.2.

          (c) Conditions to Seller's Performance Not Met. By Seller by written notice to Buyer if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligation of Seller to consummate the transactions contemplated by this Agreement as set forth in Section 8.1 or 8.3.

          (d) Material Breach. By Buyer or Seller if there has been a material misrepresentation or other material breach by the other party in its representations, warranties or covenants set forth herein; provided, however, that if such breach is susceptible to cure, the breaching party shall have ten
(10) days after receipt of notice from the other party of its intention to terminate this Agreement if such breach continues in which to cure such breach.

          (e) Pursuit of Other Offers. By Buyer, without limiting any of its other rights or remedies in event of any breach of this Agreement, if (i) Seller or any Subsidiary solicits, encourages, initiates, discusses or negotiates any acquisition, merger, tender or exchange offer or other form of business combination, or any acquisition or disposition of all or any substantial part of the assets or the Equity Securities of Seller or any of the Subsidiaries, other than the transactions expressly contemplated by the last paragraph of Section 6.3, or provides or authorizes any other Person on its behalf to provide information to any Person concerning any of the foregoing (it being understood and agreed that nothing herein shall be deemed to limit Seller's express or implied obligations under applicable Law), (ii) Seller's board of directors fails to support the Plan or otherwise fails to recommend to other parties in interest in the Chapter 11 Case approval of the transactions contemplated by this Agreement or withdraws any favorable recommendation of such transactions to such parties in interest, or (iii) Seller's board of directors fails to take all other action necessary or helpful to secure any required vote in favor of the Plan or approval of the Plan.

          (f) Destruction or Condemnation. By Buyer, if any of the Purchased Assets are damaged, destroyed or taken, and if such damage, destruction or condemnation is not "Non- Material" pursuant to Section 6.11(c).

          9.2 EFFECT OF TERMINATION.

          In the event that this Agreement shall be terminated pursuant to
Section 9.1, all further obligations of the parties under this Agreement shall terminate without further liability of any party to another; provided that the obligations of the parties contained in Section 11.9 and Section 11.14 shall survive any such termination and shall survive confirmation of any plan of reorganization and the conversion or dismissal of the Chapter 11 Case and shall not be discharged under Section 1141(d) of the Bankruptcy Code. A termination under Section 9.1 shall not relieve any party of any liability for a breach of, or for any misrepresentation under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

          9.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

          The representations and warranties contained in or made pursuant to this Agreement shall survive the Closing and shall expire eighteen months after the Closing Date except that the representations and warranties contained in
Section 4.4 shall continue through the earlier of (x) the third (3rd) anniversary of the Closing Date and (y) expiration of the applicable statute of limitations, (or, if a claim has been asserted prior to either such date, until six (6) months after the date of its final resolution), and if a claim or notice is given under Article X with respect to any representation or warranty (including, without limitation, under Section 4.4) prior to the applicable expiration date, such representation or warranty shall continue indefinitely until the applicable claim is finally resolved.

                                    ARTICLE X

                                 INDEMNIFICATION

          10.1 OBLIGATIONS OF SELLER.

          Subject to Section 10.3, Seller agrees to indemnify and hold harmless Buyer and its members/partners (other than Seller), directors, officers, employees, Affiliates, subsidiaries, agents and assigns from and against any and all Losses of Buyer, directly or indirectly, as a result of, or based upon or arising from:

          (a) any inaccuracy in or breach or nonperformance, in each case whether or not of a material nature, of any of the representations, warranties, disclosures, covenants or agreements made by Seller in or pursuant to this Agreement (without giving effect to any supplement to the Schedules delivered by Seller pursuant to Section 6.2(a)), any Schedule, any supplement to any Schedule delivered by Seller pursuant to Section 6.2(a) and any other certificate or document delivered by Seller pursuant to this Agreement;

          (b) any Excluded Liability or any other liability or obligation of Seller not expressly assumed by Buyer pursuant to Section 2.2(b) and the Plan;

          (c) any liability or obligation (other than post-petition product warranty and product liability claims to the extent covered by insurance and any deductibles therefor) of Seller or any Subsidiary not disclosed to Buyer in writing prior to Closing (or if disclosed, the inaccuracy of the amount of such liability or obligation to the extent it exceeds the amount so disclosed) and that arose or resulted from or was based upon events or conditions that existed prior to the Closing Date (whether or not any such liability or obligation is an Assumed Liability); or

          (d) any and all Actions, claims, demands, assessments and judgments incidental to the foregoing or the enforcement of such indemnification.

          Notwithstanding anything herein to the contrary, Seller expressly understands and agrees that unless Giancarlo Zanatta, Umberto Furlanetto, Christoph Bronder, Antonio Di Bartolomeo, Jim Kearns and/or Gianni Rossetto had prior to the Closing Date actual knowledge of the scope of the inaccuracy of or non-compliance with any representation, warranty, covenant or obligation of Seller or the Subsidiaries and Seller or the Subsidiaries had prior to the Closing Date provided and/or made available to Buyer all relevant information available to Seller or the Subsidiaries at such time relating to such representation, warranty, covenant or obligation, Buyer's right to indemnification and the payment of Buyer's Losses pursuant to Section 10.3(iii) will not be affected by any investigation conducted by Buyer, its Affiliates or their respective agents or representatives, at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to such representation, warranty, covenant or obligation of Seller. Subject to the preceding sentence, Buyer's waiver of any condition to Closing based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect Buyer's right to indemnification and the payment of Buyer's Losses (subject, in each case, to Section 10.3(iii)) based on such representations, warranties, covenants and obligations of Seller.

          Except as expressly set forth herein, Seller's Indemnification Obligations shall only become due and payable in accordance with the provisions of Section 10.3(iii) as an offset against any Redemption Payment due to Seller under and pursuant to the terms of the Operating Agreement. Notwithstanding anything herein to the contrary, with respect to an Indemnifiable Claim that relates to or arises from an Investment Act Breach, the remedies provided in
Section 10.3(iii) will not be exclusive of or limit any other remedies that may be available to Buyer or any other Indemnified Party (including, without limitation, the right to seek recourse against Seller or any of its assets).

          10.2 OBLIGATIONS OF BUYER.

          Buyer agrees to indemnify and hold harmless Seller from and against any Losses of Seller, directly or indirectly, as a result of, or based upon or arising from, (i) any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Buyer in or pursuant to this Agreement whether or not of a material nature and (ii) to the extent Seller is not obligated to indemnify and hold Buyer harmless for any Assumed Liability pursuant to Section 10.1, any third-party claims in respect of any Assumed Liability specifically set forth in Sections 2.2(b)(i)-(iv) and the Schedules referenced in such Sections.

          10.3 LIMITATIONS ON SELLER'S INDEMNIFICATION OBLIGATIONS.

          Except as expressly set forth herein or in the Operating Agreement, Seller's Indemnification Obligations are subject to the following limitations:

                    (i) Minimum Amount. Seller shall not be subject to liability under this Article X unless and until the aggregate amount of Buyer's Losses exceed $100,000 (in which case Seller shall be liable for the full amount of Buyer's Losses subject to Section 10.3(ii)); provided, however, Seller will be liable for all Losses resulting from or relating to an Investment Act Breach or Seller's intentional failure to perform or comply with any covenant or other obligation of Seller set forth herein.

                    (ii) Maximum Amount. Subject to the last sentence of this
               Section 10.3(ii), the maximum aggregate liability of Seller for indemnification under this Article X shall not exceed 70% of the aggregate value of Seller's Equity Consideration as such value is determined in accordance with and pursuant to the terms of the Operating Agreement (the "Maximum Liability"). Notwithstanding anything herein to the contrary, Seller expressly understands and agrees that it shall be liable for all Losses resulting from or relating to an Investment Act Breach or Seller's intentional failure to perform or comply with any covenant or other obligation of Seller set forth herein and such Losses shall not be subject to the Maximum Liability cap set forth in the first sentence of this Section 10.3(ii).

                    (iii) Offset.

                         (A) If Seller has incurred a Seller's Indemnification
               Obligation before the date Buyer or CT is obligated to pay the Redemption Payment, then Buyer or CT shall have the right to withhold and set off (without notice of any kind to Seller, such notice being expressly waived hereby) from such Redemption Payment an amount equal to the Seller's Indemnification Obligation.

                         (B) If any matter as to which Buyer may be able to
               assert a claim hereunder is pending or unresolved at the time the Redemption Payment is due and payable to Seller, then Buyer or CT (as the case may be) shall deposit with a mutually acceptable escrow agent (pursuant to an escrow agreement and such other documentation as may be desirable, in each case in form and substance satisfactory to the parties hereto) an amount equal to the amount of Buyer's indemnification claim (the "Disputed Amount"; which amount in no event shall be in excess of the Maximum Liability unless such indemnification claim relates to or arises from an Investment Act Breach or Seller's intentional failure to perform or comply with any covenant or other obligation of Seller set forth herein, in which case Buyer or CT shall deposit with the escrow agent an amount equal to the amount of the Redemption Payment). The escrow agent shall hold the Disputed Amount in an interest bearing account. The Disputed Amount (together with interest) shall be released by the escrow agent to the prevailing party in any indemnification dispute or as the parties may mutually agree. If any or all of the Disputed Amount is released to Buyer or CT, then such amount shall be offset against the remaining Redemption Payment owing to Seller. If any or all of the Disputed Amount is released to Seller, then such amount shall be deemed to be a Redemption Payment. Upon the release of the Disputed Amount in accordance with the foregoing and provided that Buyer and/or CT have otherwise complied in all material respects with their respective obligations under the Operating Agreement, including the obligation to pay to Seller the portion of the Redemption Payment (if any) net of the Disputed Amount, Buyer and/or CT's respective obligations to Seller shall be deemed satisfied in full.

                         (C) In addition to any rights now or hereafter granted
               to Buyer or CT hereunder or under applicable Law and not by limitation of any such rights, it is hereby expressly understood and agreed that Buyer or CT shall have the right to withhold and set off (without notice of any kind to Seller, such notice being expressly waived hereby) from any Redemption Payment due and payable to Seller (irrespective of whether or not there is a pending or unresolved indemnification claim hereunder) an amount equal to the sum of (x) all unreimbursed Advances and Litigation Costs incurred by Buyer under Section 10.4(b)(i) or (ii), together with accrued interest thereon at 5% per annum from the date of payment thereof, plus (y) $775,000, and the reimbursement of such amount shall not be subject to the Maximum Liability cap set forth in Section 10.3 (ii).

          10.4 PROCEDURE.

          (a) Notice. Any party seeking indemnification with respect to any Loss (the "Indemnified Party") shall promptly give notice thereof to the party required to provide indemnity hereunder (the "Indemnifying Party"). The Indemnified Party's failure to give such notice to the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such Action was materially prejudiced by the Indemnified Party's failure to give such notice.

          (b) Defense.

                    (i) If Buyer is the Indemnified Party and any claim, demand or liability is asserted by any third party (including, without limitation, any Governmental Entity) against Buyer, then at Seller's discretion:

                         (A) Seller shall assume and control the defense of any
               such Action and Buyer shall pay when due the Litigation Costs of such Action; provided that the attorneys and other professionals retained by Seller for the defense of such Action are reasonably acceptable to Buyer and are engaged pursuant to terms and conditions reasonably satisfactory to Buyer and provided, further, that Buyer shall have no obligation to pay any additional Litigation Costs once the aggregate amount of Litigation Costs paid by Buyer for all Actions pending or resolved (x) in any calendar year exceeds $150,000 or (y) at any time exceeds $300,000. All Litigation Costs not paid by Buyer pursuant to the terms hereof shall be the sole expense of Seller and shall be paid by Seller when due;

                         (B) Seller shall assume and control the defense of such
               Action and shall pay when due all Litigation Costs in connection therewith; or

                         (C) Buyer to, and Buyer shall, assume and control the
               defense of such Action and pay when due all Litigation Costs in connection therewith (it being understood and agreed that once Buyer assumes the defense of such Action, Seller shall not intervene in or otherwise become a party to such Action and all Litigation Costs incurred by Buyer shall be subject to reimbursement pursuant to Section 10.3(iii)(C)).

                    (ii) If Seller fails to notify Buyer of its determination in accordance with Section 10.4(b)(i) within 10 business days of receipt of notice from Buyer pursuant to Section 10.4(a), Buyer may, in its discretion, assume and control the defense of such Action and pay when due the Litigation Costs in connection therewith (it being understood and agreed that once Buyer assumes the defense of such Action, Seller shall not intervene or otherwise become a party to such Action and all Litigation Costs incurred by Buyer shall be subject to reimbursement pursuant to
               Section 10.3(iii)(C)).

                    (iii) If Seller is the Indemnified Party and any claim,
               demand or liability is asserted by any third party (including, without limitation, any Governmental Entity) against Seller, then Buyer shall assume the defense of any such Action.

                    (iv) In any Action asserted by a third party (other than
               where Buyer is the Indemnified Party and has already assumed the defense of such Action, in which case Buyer's Litigation Costs are reimbursable pursuant to Section 10.3(iii)(C)), the Indemnified Party shall have the right to employ its own counsel and such other professionals as it determines to be reasonably necessary in such Action but the Litigation Costs incurred by the Indemnified Party in connection therewith shall be paid by the Indemnified Party unless (A) the employment of counsel and other professionals by the Indemnified Party has been authorized by the prior written consent of the Indemnifying Party or (B) the Indemnified Party reasonably believes that there may be defenses available to it that are different from or in addition to the defenses available to the Indemnifying Party or which are otherwise not being asserted by the Indemnifying Party, and the Indemnifying Party has refused or is unable to assert such defenses, then the Litigation Costs incurred by the Indemnified Party in connection with such Action shall be paid by the Indemnifying Party (without giving effect (in the case where Seller is the Indemnifying Party) to the minimum liability floor or the Maximum Liability cap set forth in Section 10.3(i) and
               (ii), respectively) in accordance with the terms hereof.

                    (v) Seller hereby waives and shall release, acquit and
               forever discharge Buyer and its employees, agents, representatives, consultants, attorneys and fiduciaries from any and all claims, causes of action, damages and expenses arising from or relating to Buyer's defense of any Action in which the Buyer itself is the Indemnified Party other than such claims, causes of action, damages and expenses that result from Buyer's bad faith, gross negligence or willful misconduct and Seller hereby agrees that at the request of Buyer, Seller shall from time to time reaffirm in writing the waiver and release set forth in this sentence. Seller agrees that with respect to any Action asserted by a third party where Buyer is the Indemnified Party and has assumed the defense thereof pursuant to Section 10.4(b)(i)(C) or Section 10.4(b)(ii), Seller will be bound by any determination made in such Action except to the extent such determination resulted from Buyer's bad faith, gross negligence or willful misconduct.

                    (vi) Whether or not the parties choose to assume the defense of any Action pursuant to the terms hereof, the parties hereto shall cooperate in the defense or prosecution of any claim involving a third party and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. No claim shall be settled or compromised without the written consent of the other party if such settlement or compromise requires such other party to make any payment or to take or refrain from taking any action or enjoins such other party or subjects it to other equitable relief or subjects it to any potential criminal law claim or liability.

          (c) Tax Adjustments. Subject to Section 10.3(iii), any amounts payable by the Indemnifying Party to or on behalf of an Indemnified Party in respect of a Loss shall be adjusted as follows:

                    (i) If such Indemnified Party is liable for any additional
               Taxes as a result of the payment of amounts in respect of an Indemnifiable Claim, the Indemnifying Party will pay to the Indemnified Party (in accordance with the setoff procedures set forth in Section 10.3(iii) and without giving effect to the Maximum Liability cap set forth in Section 10.3(ii)) in addition to such amounts in respect of the Loss (x) an amount equal to such additional Taxes (the "Tax Reimbursement Amount") plus (y) any additional amounts required to pay additional Taxes imposed with respect to the Tax Reimbursement Amount and with respect to amounts payable under this clause (y), with the result that the Indemnified Party shall have received from the Indemnifying Party, net of the payment of Taxes, an amount equal to the Loss.

                    (ii) The Indemnified Party shall reimburse the Indemnifying
               Party an amount equal to the net reduction in any year in the liability for Taxes (that are based upon or measured by income) of the Indemnified Party or any member of a consolidated or combined tax group of which the Indemnified Party is, or was at any time, part, which reduction is actually realized with respect to any period after the Closing Date and which reduction would not have been realized but for the amounts paid (or any audit adjustment or deficiency with respect thereto, if applicable) in respect of a Loss, or amounts paid by the Indemnified Party pursuant to this paragraph (a "Net Tax Benefit"). The amount of any Net Tax Benefit shall be paid not later than 15 days after the date on which such Net Tax Benefit shall be realized. Any expenses associated with the realization of a Net Tax Benefit or any contest or proceeding with respect to a Net Tax Benefit shall be deemed to reduce such Net Tax Benefit.

          10.5 SURVIVAL.

          This Article X shall survive any termination of this Agreement and shall survive confirmation of any plan of reorganization and the conversion or dismissal of the Chapter 11 Case and shall not be discharged under Section 1141(d) of the Bankruptcy Code. This indemnification further shall survive the Closing and shall remain in effect indefinitely. Any matter as to which a claim has been asserted by notice to the other party that is pending or unresolved at the end of any applicable limitation period shall continue to be covered by this
Article X notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

          10.6 NOTICE BY SELLER.

          Seller agrees to notify Buyer of any liabilities, claims or misrepresentations, breaches or other matters covered by this Article X upon discovery or receipt of notice thereof (other than from Buyer), whether before or after Closing.

                                   ARTICLE XI

                                     GENERAL

          11.1 AMENDMENTS; WAIVERS.

          This Agreement and any Schedule or Exhibit attached hereto may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

                     11.2 SCHEDULES; EXHIBITS; INTEGRATION.

          Each Schedule and Exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement. The Schedules attached hereto shall be numbered to correspond to the applicable Section of this Agreement and shall be deemed to qualify only that Section. This Agreement, together with such Schedules and Exhibits, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith, including, but not limited to, the letter of intent dated March 7, 1999, between Buyer and Seller, as amended, supplemented or otherwise modified from time to time.

          11.3 BEST EFFORTS; FURTHER ASSURANCES.

          (a) Standard. Each party will use its best efforts to cause all conditions to its obligations to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as feasible. The parties shall cooperate with each other in such actions and in securing requisite Approvals. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

          (b) Limitation. As used in this Agreement, the term "best efforts" shall not mean efforts which require the performing party to do any act that is unreasonable under the circumstances, to make any capital contribution or to expend any funds other than reasonable out-of-pocket expenses incurred in satisfying its obligations hereunder, including but not limited to the fees, expenses and disbursements of its accountants, actuaries, counsel and other professionals.

          11.4 GOVERNING LAW.

          This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement, including but not limited to the negotiation, execution, interpretation, coverage, scope, performance, breach, termination, validity, or enforceability of this Agreement, shall be governed by and construed in accordance with the Laws of the State of New York and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or are governed as a matter of controlling law by the law of the jurisdiction of organization of the respective parties.

          Subject to the jurisdiction of the Bankruptcy Court, each party hereby irrevocably submits to and accepts for itself and its properties, generally and unconditionally, the non-exclusive jurisdiction of and service of process pursuant to the laws of the State of New York and the rules of its courts, waives any defense of forum non conveniens and agrees to be bound by any judgment rendered thereby arising under or out of in respect of or in connection with this Agreement or any related document or obligation. Each party further irrevocably designates and appoints the individual identified in or pursuant to
Section 11.13 hereof to receive notices on its behalf, as its agent to receive on its behalf service of all process in any such Action before any body, such service being hereby acknowledged to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to each party at its address provided in Section 11.13; provided that, unless otherwise provided by applicable Law, any failure to mail such copy shall not affect the validity of the service of such process. If any agent so appointed refuses to accept service, the designating party hereby agrees that service of process sufficient for personal jurisdiction in any action against it in the applicable jurisdiction may be made by registered or certified mail, return receipt requested, to its address provided in Section 11.13. Each party hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by Law or shall limit the right of any party to bring any action or proceeding against the other party in any other jurisdiction. Nothing herein shall limit or otherwise affect any choice of Law or choice of venue made by Seller and Buyer in any other agreement to which they are both a party, including, without limitation, the Operating Agreement.

          11.5 NO ASSIGNMENT.

          Neither this Agreement nor any rights or obligations under it are assignable except that Buyer may assign its rights hereunder (including but not limited to its rights under Article X) to any wholly-owned Subsidiary of Buyer or to any post-Closing purchaser of the Equity Securities or of a substantial part of the assets of Buyer, in each case subject to the terms of the Operating Agreement.

          11.6 HEADINGS.

          The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

          11.7 COUNTERPARTS.

          This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

          11.8 PUBLICITY AND REPORTS.

          Seller and Buyer shall coordinate all publicity relating to the transactions contemplated by this Agreement and no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement (including, without limitation, the commencement of the Chapter 11 Case), without obtaining the prior consent of both Seller and Buyer except to the extent that a particular action is required by applicable Law, including, without limitation, any disclosure by Seller required by the Exchange Act . Seller shall obtain the prior consent of Buyer to the form and content of any application or report, other than reports under the Exchange Act made to any Governmental Entity or which relates to this Agreement.

          11.9 CONFIDENTIALITY.

          All information disclosed by any party (or its representatives) whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party (or its representatives) shall be kept confidential by such other party and its representatives and shall not be used by any such Persons other than as contemplated by this Agreement, except to the extent that such information (i) was known by the recipient when received, (ii) it is or hereafter becomes lawfully obtainable from other sources, (iii) is necessary or appropriate to disclose to a Governmental Entity having jurisdiction over the parties, (iv) as may otherwise be required by Law or (v) to the extent such duty as to confidentiality is waived in writing by the other party. If this Agreement is terminated in accordance with its terms, each party shall use all reasonable efforts to return upon written request from the other party all documents (and reproductions thereof) received by it or its representatives from such other party (including all reproductions made by the receiving party and all material based on such documents generated by the receiving party or its representatives (to the extent such material is not deemed privileged and confidential by the receiving party or its representatives pursuant to the attorney-client privilege, the attorney-work product doctrine or any other applicable statutory or common law privilege)) that include information not within the exceptions contained in the first sentence of this Section 11.9, unless the recipients provide assurances reasonably satisfactory to the requesting party that such documents have been destroyed.

          11.10 INVESTMENT REPRESENTATION.

          Except as expressly provided for in the Plan, Seller is acquiring the Equity Consideration for its own account solely for the purpose of investment and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act. Seller acknowledges that the Equity Consideration will not be registered under the Securities Act, any applicable state securities Law or any applicable foreign securities Law, and that the Equity Consideration may not be transferred or sold except pursuant to the terms of the Operating Agreement and the Plan.

          11.11 PARTIES IN INTEREST.

          This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any other Person to (or to confer any right of subrogation or action against) any party to this Agreement.

          11.12 PERFORMANCE BY SUBSIDIARIES.

          Seller agrees to cause its Subsidiaries to comply with any obligations hereunder relating to such Subsidiaries and to cause its Subsidiaries to take any other action which may be necessary or reasonably requested by Buyer to consummate the transactions contemplated by this Agreement.

          11.13 NOTICES.

          Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by telex, telefax or telecommunications mechanism or (c) mailed by certified or registered mail, postage prepaid), receipt requested as follows:

                  IF TO BUYER, ADDRESSED TO:

                  CT Sports Holding AG
                  Reussenstrasse 6
                  6340 Baar
                  Zug, Switzerland

                  WITH COPIES TO:
                  Peter V. Pantaleo
                  O'Melveny & Myers LLP
                  Citicorp Center
                  153 East 53rd Street
                  New York, NY 10022
                  Tel: 212-326-2056
                  Fax: 212-326-2061

                  Brahm Gelfand
                  LaPointe Rosenstein
                  1250 Rene Levesque Blvd. West
                  Montreal, Que., Canada
                  H3B 5E9
                  Tel: 514-925-6300
                  Fax: 514-925-6313

                  IF TO SELLER, ADDRESSED TO:
                  Marker International
                  1070 W. 2300 South
                  Salt Lake City, Utah 84119

                  WITH COPIES TO:

                  Mark A. Rosenbaum
                  Stroock & Stroock & Lavan LLP
                  180 Maiden Lane
                  New York, NY 10038
                  Tel: 212-806-5400
                  Fax: 212-806-6006

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this
Section 11.13 and an appropriate answerback is received, (ii) if given by mail, five business days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

          11.14 EXPENSES.

          (a) If (x) any plan of reorganization other than the Plan is confirmed or (y) any acquisition, merger, tender or exchange offer or other form of business combination or any disposition of all or any substantial part of the assets or the Equity Securities of Seller or any Subsidiary is consummated upon terms more favorable to the shareholders of Seller other than as contemplated by this Agreement (an "Alternative Sale"), then, in addition to the amounts payable pursuant to Section 11.14(b) hereof, Seller shall promptly (and in any event within five days after such event) pay Buyer, in immediately available funds, $1,000,000 (the "Breakup Fee") which Breakup Fee shall be fully earned upon Seller's execution of this Agreement; provided, however, that Seller shall have no obligation to pay the Breakup Fee if Seller's failure to consummate the transactions contemplated hereby is due to (i) circumstances beyond Seller's reasonable control so long as Seller is not in material breach of any representation, warranty or covenant contained in this Agreement and Seller shall not have consummated or have agreed to consummate an Alternative Sale or
(ii) a material breach of this Agreement by Buyer; provided that the failure of a condition to the Buyer's obligation to consummate the transactions contemplated by this Agreement shall not, by itself, constitute a material breach by Buyer.

          (b) If this Agreement is terminated or abandoned for any reason (except in the event that (x) Seller terminates this Agreement in accordance with the terms hereof or due to a material breach of this Agreement by Buyer; provided that, the failure of a condition to Buyer's obligation to consummate the transactions contemplated by this Agreement shall not, by itself, constitute a material breach by Buyer or (y) Buyer terminates this Agreement other than as a result of a material breach of Seller of any representation, warranty or covenant hereunder or pursuant to Section 9.1(e)) then Seller shall reimburse Buyer and its Affiliates for all out-of-pocket expenses and fees (including, but not limited to, reasonable fees, expenses and disbursements of counsel, accountants, investment bankers and other representatives of Buyer and its Affiliates) incurred by them or on their behalf in connection with (i) the transactions contemplated this Agreement and the Plan, (ii) the Chapter 11 Case, and (iii) the negotiation, preparation, execution or performance of this Agreement and any related investigations and due diligence analysis of Seller and the Subsidiaries (collectively referred to as "Reimbursement Expenses").

          (c) Except as otherwise provided in Section 11.14(a) and (b), Seller and Buyer shall each pay their own expenses incident to the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses and disbursements of their respective investment bankers, accountants, counsel and other representatives. If this Agreement is terminated for any reason other than as a result of Buyer's material breach, then on such termination date Seller and its Subsidiaries shall jointly and severally reimburse and indemnify Buyer, CT or their respective Affiliates and subsidiaries all amounts paid at any time or from time to time (either before or after the termination of this Agreement) by Buyer, CT or their respective Affiliates and subsidiaries to certain German banks in reduction of the obligation of Seller and/or its Subsidiaries to such German banks to the extent such amounts have not been recovered prior to such termination date as credits against the purchase price of Seller products sold to Buyer, CT or their respective Affiliates and subsidiaries (it being understood that Seller and its Subsidiaries shall immediately reimburse Buyer, CT and their respective Affiliates and subsidiaries for any amounts paid by Buyer, CT or their respective Affiliates and subsidiaries to such German banks after the termination of this Agreement for reduction of the obligations of Seller and/or its Subsidiaries to such German banks).

          11.15 REMEDIES; WAIVER.

          To the extent permitted by Law all rights and remedies existing under this Agreement and any related agreements or documents are cumulative to and not exclusive of, any rights or remedies otherwise available. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

          11.16 KNOWLEDGE CONVENTION.

          Whenever any statement herein or in any schedule, exhibit, certificate or other documents delivered to any party pursuant to this Agreement is made "to its knowledge" or "to its best knowledge" or words of similar intent or effect of any party or its representative, such person shall make such statement only after conducting a diligent investigation of the subject matter thereof, and each statement shall be deemed to include a representation that such investigation has been conducted.

          11.17 REPRESENTATION BY COUNSEL; INTERPRETATION.

          Seller and Buyer each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Buyer and Seller.

          11.18 SPECIFIC PERFORMANCE.

          Seller and Buyer each acknowledge that, in view of the uniqueness of the Business and the transactions contemplated by this Agreement, each party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

          11.19 SEVERABILITY.

          If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement to the extent permitted by Law shall remain in full force and effect provided that the essential terms and conditions of this Agreement for both parties remain valid, binding and enforceable. In event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by Law, the parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.

          11.20 NO CONSEQUENTIAL DAMAGES.

          Notwithstanding anything to the contrary elsewhere in this Agreement, no party (or its Affiliates) shall, in any event, be liable to the other party (or its Affiliates) for any consequential damages, including, but not limited to, loss of revenue or income, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement.

          11.21 EFFECTIVENESS.

          The effectiveness of this Agreement is expressly conditioned upon Seller delivering to Buyer within five business days following the date hereof the Schedules to this Agreement (other than the Schedules referenced in Section 8.2(f)) in form and substance reasonably satisfactory to Buyer. Each reference in this Agreement to "as of the date hereof" shall mean the date of effectiveness of this Agreement pursuant to this Section 11.21.

          [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

                                         BUYER:

                                         MARKER INTERNATIONAL GMBH


                                         By:
                                              --------------------------------
                                              Name:
                                              Title:


                                         By:
                                              --------------------------------
                                              Name:
                                              Title:


                                         SELLER:

                                         MARKER INTERNATIONAL


                                         By:
                                              --------------------------------
                                              Name:  Kevin Hardy
                                              Title: Chief Financial Officer


                                         By:
                                              --------------------------------
                                              Name:
                                              Title:

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.


                                         BUYER:

                                         MARKER INTERNATIONAL GMBH


                                         By:
                                              --------------------------------
                                              Name:
                                              Title:


                                         By:
                                              --------------------------------
                                              Name:
                                              Title:


                                         SELLER:

                                         MARKER INTERNATIONAL


                                         By:
                                              --------------------------------
                                              Name:
                                              Title:


                                         By:
                                              --------------------------------
                                              Name:
                                              Title:

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.



                                         BUYER:

                                         MARKER INTERNATIONAL GMBH


                                         By:
                                              --------------------------------
                                              Name:
                                              Title:


                                         By:
                                              --------------------------------
                                              Name:
                                              Title:


                                         SELLER:

                                         MARKER INTERNATIONAL


                                         By:
                                              --------------------------------
                                              Name:
                                              Title:


                                         By:
                                              --------------------------------
                                              Name:
                                              Title:

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.


                                         BUYER:

                                         MARKER INTERNATIONAL GMBH


                                         By:
                                              --------------------------------
                                              Name:
                                              Title:


                                         By:
                                              --------------------------------
                                              Name:
                                              Title:


                                         SELLER:

                                         MARKER INTERNATIONAL


                                         By:
                                              --------------------------------
                                              Name:  Peter C. Weaver
                                              Title: President, CEO


                                         By:
                                              --------------------------------
                                              Name:
                                              Title: